                                                                   EXHIBIT 10.19








                                LEASE AGREEMENT

                                    BETWEEN

                                    TKC VI,

                  A NORTH CAROLINA LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,

                                      AND

                         GRIFFITH MICRO SCIENCE, INC.,

                            A DELAWARE CORPORATION,

                                   AS TENANT

                               TABLE OF CONTENTS




ARTICLE I      BASIC LEASE TERMS AND DEFINITIONS.........................  1
    1.1              BASIC LEASE TERMS...................................  1
    1.2              ATTACHMENTS.........................................  4

ARTICLE II     PREMISES..................................................  5
    2.1              DEMISE..............................................  5

ARTICLE III    TERM......................................................  5
    3.1              INITIAL TERM........................................  5
    3.2              HOLDING OVER........................................  5
    3.3              EXTENSION OF TERM...................................  6

ARTICLE IV     USE.......................................................  6
    4.1              PROMPT OCCUPANCY AND USE............................  6
    4.2              CESSATION OF TENANT OPERATIONS......................  6

ARTICLE V      RENTAL....................................................  7
    5.1              RENTALS PAYABLE.....................................  7
    5.2              RENTAL ADJUSTMENT...................................  7
    5.3              ANNUAL BASIC RENTAL.................................  8
    5.4              PAYMENT OF RENTAL...................................  8

ARTICLE VI     TAXES.....................................................  9
    6.1              PAYMENT BY LESSEE...................................  9
    6.2              PRORATION OF TAXES..................................  9
    6.3              TAXES ON RENTAL.....................................  9

ARTICLE VII    LANDLORD'S WORK........................................... 10
    7.1              CONSTRUCTION BY LANDLORD............................ 10
    7.2              EFFECT OF TAKING POSSESSION ON TURNOVER DATE........ 10
    7.3              TENANT'S TRADE FIXTURES............................. 10

ARTICLE VIII   OPERATIONS................................................ 11
    8.1              OPERATIONS BY TENANT................................ 11
    8.2              SIGNS AND ADVERTISING............................... 12
    8.3              RESTRICTIONS........................................ 12

ARTICLE IX     MAINTENANCE AND REPAIRS................................... 13
    9.1              MAINTENANCE AND REPAIRS............................. 13
    9.2              ALTERATIONS......................................... 13
    9.3              TENANT LIENS........................................ 14

ARTICLE X      UTILITIES................................................  14
    10.1             WATER, ELECTRICITY, TELEPHONE, SANITARY SEWER
                     AND NATURAL GAS....................................  14

ARTICLE XI     INSURANCE INDEMNIFICATION................................  15
    11.1             INDEMNITY BY TENANT................................  15
    11.2             TENANT'S INSURANCE.................................  15
    11.3             TENANT'S INSURANCE POLICIES........................  16
    11.4             WAIVER OF SUBROGATION..............................  16

ARTICLE XII    DAMAGE AND DESTRUCTION...................................  16
    12.1             REPAIR ON CASUALTY.................................  16

ARTICLE XIII   CONDEMNATION.............................................  19
    13.1             TERMINATION OF LEASE...............................  19
    13.2             CONTINUATION OF LEASE..............................  19
    13.3             APPORTIONMENT OF AWARD.............................  19

ARTICLE XIV    ASSIGNMENTS AND SUBLETTING...............................  19
    14.1             LANDLORD'S CONSENT REQUIRED........................  19
    14.2             ACCEPTANCE OF RENT FROM TRANSFEREE.................  20

ARTICLE XV     DEFAULT..................................................  20
    15.1             "EVENT OF DEFAULT" DEFINED.........................  20
    15.2             REMEDIES...........................................  21
    15.3             DAMAGES............................................  22
    15.4             ASSIGNMENT IN BANKRUPTCY...........................  23

ARTICLE XVI    SUBORDINATION AND ATTORNMENT.............................  23
    16.1             SUBORDINATION......................................  23
    16.2             MORTGAGEE'S UNILATERAL SUBORDINATION...............  24
    16.3             ATTORNMENT.........................................  24
    16.4             NON-DISTURBANCE....................................  24

ARTICLE XVII   NOTICES..................................................  24
    17.1             SENDING OF NOTICES.................................  24
    17.2             NOTICE TO MORTGAGEES...............................  25

ARTICLE XVIII  QUIET ENJOYMENT..........................................  25
    18.1             WARRANTY...........................................  25

ARTICLE XIX    MISCELLANEOUS............................................  25
    19.1             ESTOPPEL CERTIFICATES..............................  25
    19.2             INSPECTIONS AND ACCESS BY LANDLORD.................  26
    19.3             MEMORANDUM OF LEASE AND OPTION.....................  26
    19.4             REMEDIES CUMULATIVE................................  26

    19.5             SUCCESSORS AND ASSIGNS.............................  26
    19.6             COMPLIANCE WITH LAW AND REGULATION.................  26
    19.7             CAPTIONS AND HEADINGS..............................  27
    19.8             JOINT AND SEVERAL LIABILITY........................  27
    19.9             BROKER'S COMMISSION................................  27
    19.10            NO DISCRIMINATION..................................  27
    19.11            NO JOINT VENTURE...................................  27
    19.12            NO OPTION..........................................  27
    19.13            NO MODIFICATION....................................  27
    19.14            SEVERABILITY.......................................  28
    19.15            THIRD PARTY BENEFICIARY............................  28
    19.16            CORPORATE TENANTS..................................  28
    19.17            APPLICABLE LAW.....................................  28
    19.18            PERFORMANCE OF LANDLORD'S OBLIGATIONS BY MORTGAGEE.  28
    19.19            LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD...  28
    19.20            HAZARDOUS SUBSTANCES...............................  29
    19.21            ABSOLUTE NET LEASE.................................  29
    19.22            LANDLORD'S CONTINGENCY/GUARANTY....................  29
    19.23            FINANCIAL STATEMENTS...............................  30
    19.24            PURCHASE OPTION....................................  30

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made as of the 9th day of June, 1994 by and between TKC VI, a North Carolina limited liability company ("Landlord") and GRIFFITH MICRO SCIENCE, INC., a Delaware corporation ("Tenant").

                                   RECITALS:

     A. As of June 30, 1994, Landlord anticipates being the owner of that certain 3.87 acre parcel of property located in Mecklenburg County, North Carolina and described on Exhibit A attached hereto (the "Property").

     B. In consideration of the agreement of Landlord to construct certain improvements to be located on the Property and the covenants and conditions set forth in this Lease, Tenant has agreed to lease the Property, and all improvements thereon, from Landlord on the terms and conditions contained in this Lease.

                                   AGREEMENT:

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                  ARTICLE I
                      BASIC LEASE TERMS AND DEFINITIONS

     1.1 Basic Lease Terms. The terms set out and defined in this Section, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

           1.1.1 "Additional Rental" shall mean all sums payable by Tenant pursuant to this Lease, except Annual Basic Rental.

           1.1.2 "Allocated Upfit Amount" shall mean $25,000.00.

           1.1.3 "Annual Basic Rental" shall be the amounts set forth below for the applicable period, as follows:

                 Rent Free Months: $0.00.

                 Rental Years 1-3: $208,225 per year payable in twelve (12)
            equal monthly installments of $17,352.08.

                 Rental Years 4-6: $227,533 per year payable in twelve (12)
            equal monthly installments of $18,961.08.

                 Rental Years 7-9: $248,632 per year payable in twelve (12)
            equal monthly installments of $20,719.33.

                 Rental Years 1-12: $271,687 per year payable in twelve (12)
            equal monthly installments of $22,640.58.

     Option Term 1:

                 Rental Years 13-17: $292,577 per year payable in twelve (12)
            equal monthly installments of $24,381.42.

     Option Term 2:

                 Rental Years 18-22: $331,024 per year payable in twelve (12)
            equal monthly installments of $27,585.33.

           1.1.4 "Default Rate" shall be an annual rate of interest equal to the lesser of (i) the maximum rate of interest which Landlord may lawfully collect upon default, which shall be the maximum contract rate for the amount in default, or (ii) ten percent (10%).

           1.1.5 "Event of Default" shall have the meaning set forth in Section 15.1.

           1.1.6 "Force Majeure" shall mean any event the occurrence of which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than the payment of Rental) and the prevention or cessation of which event is beyond the reasonable control of the obligor.

           1.1.7 "Hazardous Substances" shall have the meaning set forth in
      Section 19.20.

           1.1.8 "Improvements" shall mean any and all buildings, structures, and other improvements now or hereafter located on the Property, including but not limited to, the improvements contemplated by the Scope of Landlord's Work.

           1.1.9 "Initial Termination Date" shall mean the earlier to occur of
      (i) Midnight on the date that is 146 months from the Rent Commencement Date and (ii) the date that this Lease is terminated pursuant to the express terms hereof.

           1.1.10 "Landlord's Work" shall have the meaning attributed to it in
      Section 7.1.

           1.1.11 "Lease Termination Date" shall mean the earlier to occur of
      (i) Midnight on the Initial Termination Date, as that date may be extended pursuant to Section 3.3 hereof and (ii) the date that this Lease is terminated pursuant to the express terms hereof.

           1.1.12 "Mortgage" shall have the meaning set forth in Section 16.1.

           1.1.13 "Mortgagee" shall have the meaning set forth in Section 16.1.

           1.1.14 "Option Term" shall mean two periods of five (5) years each, the first commencing on the Initial Termination Date and the second commencing on Midnight of the date that is five (5) years from the Initial Termination Date, all as described in and contemplated by Section
      3.3 of this Lease.

           1.1.15 "Outside Date" shall mean December 31, 1995 or such later date as is contemplated by the terms of Section 3.1(B) of this Lease.

           1.1.16 "Permitted Encumbrances" shall mean the encumbrances to Landlord's title to the Property as set forth on Exhibit "E" hereto.

           1.1.17 "Permitted Use" shall mean any use permitted by the provisions of the Declaration and the Permitted Encumbrances (provided such use does not involve the use of Hazardous Substances except as set forth on Exhibit H), including without limitation the storage, sterilization and distribution of medical supplies and equipment, pharmaceuticals, seasonings, spices and related food items, and other items that are capable of being sterilized with ethylene oxide, related office uses, and a cafeteria and vending service for employees of the Tenant, but in no event for the operation of a restaurant, bar or tavern for the general public. Notwithstanding the foregoing, any use prohibited by the restrictions set forth on Exhibit C attached hereto and made a part hereof for all purposes, shall not be a Permitted Use under this Lease.

           1.1.18 "Premises" shall mean the Property and all Improvements (approximately 41,070 square feet).

           1.1.19 "Property" shall mean the real property described on Exhibit A attached hereto.

           1.1.20 "Rent Commencement Date" shall mean the Turnover Date or such earlier date as contemplated by the terms of Section 3.1(B) of this Lease.

           1.1.21 "Rent Free Months" shall mean the sixty (60) day period immediately following the Rent Commencement Date.

           1.1.22 "Rental" shall mean the Annual Basic Rental plus all Additional Rental hereunder.

           1.1.23 "Rental Year" shall mean a period of one (1) year, with the first Rental Year commencing on the date that is the first day following the end of the Rent Free Months and expiring on the day preceding the first anniversary of the date that is the first day following the end of the Rent Free Months, and each subsequent Rental Year commencing upon the expiration of the prior Rental Year and continuing until the next subsequent anniversary of the Rent Commencement Date.

           1.1.24 "Taxes" shall have the meaning set forth in Section 6.1.

           1.1.25 "Tenant Changes" shall mean, collectively, all changes in or modifications to the Scope of Landlord's Work as set forth on Exhibit "B" hereto either caused or requested by Tenant or necessitated because of changes in applicable laws, rules and regulations, including, but not limited to, changes in zoning laws, building codes and city ordinances.

           1.1.26 "Tenant Notice Address" shall mean 7775 Quincy Street, Willowbrook, Illinois 60521.

           1.1.27 "Tenant Upfit" shall mean that portion of Landlord's Work described under Division 9 finishes of the Scope of Landlord's Work on Exhibit "B" hereto.

           1.1.28 "Term" shall mean the period of time during this Lease between the Rent Commencement Date and the Lease Termination Date.

           1.1.29 "Turnover Date" shall mean the date on which Landlord shall have substantially completed Landlord's Work, all utilities have connected to the Premises (subject only to the payment of any deposits) and a Certificate of Occupancy has been issued by applicable governmental authorities for the Premises, excluding punchlist items the cost of completion of which shall not exceed $50,000.

     1.2 Attachments. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof for all purposes:

           Exhibit A - Legal Description of the Property

           Exhibit B - Scope of Landlord's Work and Allowance

           Exhibit C - Use Restrictions

           Exhibit D - Memorandum of Lease and Option

           Exhibit E - Permitted Encumbrances

           Exhibit F - Form of Guaranty

           Exhibit G - Schedule of Assigned Warranties

           Exhibit H - Schedule of Hazardous Substances used by Tenant

           Exhibit I - Building Layout

                                   ARTICLE II
                                    PREMISES

     2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby rents and accepts from Landlord, the Premises on the terms and conditions contained herein.


                                  ARTICLE III
                                      TERM

     3.1 Initial Term.

           A. Subject to the terms of Section 3.3 of this Lease, the Term of this Lease shall commence on the Rent Commencement Date and shall terminate on the Lease Termination Date, without the necessity of any notice from either Landlord or Tenant.

           B. Landlord shall use all reasonable efforts to cause the Turnover Date to occur on or before February 15, 1995, subject to Force Majeure and any delay caused by Tenant Changes or Tenant defaults hereunder. Further, Landlord shall use commercially reasonable efforts to cause the Turnover Date to occur prior to the Outside Date, subject to any delay caused by Tenant Changes or Tenant defaults hereunder. If the Turnover Date occurs after February 15, 1995 because of any delay caused by Tenant for any reason whatsoever (including, but not limited to, Tenant Changes), (i) the Rental Commencement Date shall precede the Turnover Date by the number of days the Turnover Date is postponed because of delays in Landlord's Work and (ii) Tenant shall pay to Landlord any damage, loss, or cost suffered by Landlord as a result of an increase in Landlord's or any third party's cost of funds from February 15, l995 to the Turnover Date. If the Turnover Date occurs after the Outside Date because of any delay caused by the Tenant for any reason whatsoever (including, but not limited to, Tenant Changes), then the Outside Date shall be extended by the same number of days that the Turnover Date is postponed because of such delays in the Landlord's Work. If the Turnover Date occurs after March 15, 1995 because of Landlord's default hereunder, then the Tenant shall receive, as liquidated damages for such delay caused by Landlord's default, one day of abatement of Annual Basic Rental for each such day, and $7,500 per month, such sum to be prorated on a per diem basis for periods of less than one month. If the Turnover Date does not occur on or before the Outside Date because of Force Majeure or Landlord's default hereunder, Tenant may, at its option, terminate this Lease by giving written notice thereof to Landlord no later than thirty
      (30) days thereafter.

     3.2 Holding Over.

           A. If Tenant shall be in possession of the Premises after the Lease Termination Date, in the absence of any additional agreement extending the Term hereof, or Landlord's demand to Tenant to sooner vacate the Premises, the tenancy under this Lease shall be extended for ninety (90) days with successive 90 day renewal periods unless terminated by either party upon written notice given no later than thirty (30) days prior to the expiration of a 90 day renewal period.
      Such tenancy shall be subject to all other conditions, provisions and obligations of this Lease, except that the Annual Basic Rental shall be 125% the amount paid during the previous Rental Year.

           B. Notwithstanding the terms of Section 3.2(A) above, Tenant hereby agrees that if it fails to surrender the Premises at the end of the initial 90 day holdover period at the end of the Term, Tenant will be liable for any and all damages which Landlord shall suffer by reason thereof, and Tenant will indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord resulting from any delay by Landlord in delivering possession of the Premises to a tenant or purchaser caused by Tenant's holding over.

     3.3 Extension of Term. Tenant may extend this Lease beyond the Initial Termination Date for one or both of the two (2) five (5) year Option Terms by giving notice to Landlord of such extension no less than nine (9) months prior to the Initial Termination Date or the expiration of the first Option Term, as applicable. Upon delivery to Landlord of Tenant's notice to extend this Lease, the stated expiration date of this Lease shall thereupon be changed to the last day of the applicable Option Term. In the event Tenant fails to give timely notice of its election to extend this Lease for the applicable Option Term, then the Tenant shall be deemed to have elected not to extend this Lease and this Lease shall terminate on the Initial Termination Date or the end of the first Option Term, as applicable. In the event the Tenant timely exercises its option to extend this Lease for an Option Term, then this Lease shall remain in full force and effect during the Option Term and shall govern the rights and responsibilities of the parties hereto during such Option Term, including, but not limited to, the payment of all Rental required pursuant to the terms hereof.


                                 ARTICLE IV
                                     USE

     4.1 Prompt Occupancy and Use. Tenant, or its permitted subtenants or assigns, shall occupy the Premises within thirty (30) days after the Turnover Date and the Premises shall be open for business within six (6) months of the Turnover Date and, subject to the provisions of Section 4.2 of this Lease, Tenant, or its permitted subtenants or assigns, shall thereafter continuously use and operate the Premises for the Permitted Use and for no other purpose whatsoever.

     4.2 Cessation of Tenant Operations. As long as Tenant continues to pay all Rentals for the Premises as and when the same are due, the Tenant shall have the right to temporarily discontinue its business at the Premises; provided, however, during the time that Tenant, or its permitted subtenants or assigns, is not conducting its or their operations at the Premises, the Tenant agrees, at its sole cost and expense, to (i) add such additional security at the Premises as is reasonably required by the Landlord to insure the safety of the Premises and to prevent vandalism, mischief and general mayhem, (ii) inform all applicable insurance carriers providing insurance covering the Premises of Tenant's discontinued use and pay the increased cost of any additional insurance premiums required, if any, and (iii) pay all costs and expenses of any damage to the Premises during the time that the same is not in use to the extent insurance proceeds are not available to pay such costs and expenses. Further, Tenant agrees that during any period the Premises are not in use, it will make reasonable efforts to restart its or their operations at the Premises or to present to the Landlord parties interested in an assignment or sublease of the Premises in accordance with the terms of Section 14.1 of this Lease. In the event Tenant, or its permitted subtenants or assigns, have discontinued its or their operations at the Premises for twelve (12) consecutive months or for eighteen (18) total months during any two (2) Rental Years, whether or not consecutive, then the Landlord shall have the right, at its option, to terminate this Lease and retake possession of the Premises. In the event Landlord elects to terminate the Lease then Landlord shall give Tenant thirty (30) days written notice thereof and this Lease shall terminate as of the effective date set forth in such notice. Tenant acknowledges that Landlord is under no obligation to terminate this Lease and in the event that Landlord does not terminate this Lease pursuant to the terms of this Section 4.2, the Tenant shall remain obligated for all Rentals under this Lease and its other covenants and agreements as more particularly set forth herein.


                                   ARTICLE V
                                     RENTAL

     5.1 Rentals Payable. Tenant covenants and agrees to pay to Landlord as Rental for the Premises, the following:

         (a) The Annual Basic Rental specified in Section 1.1, commencing on the Rent Commencement Date; plus

         (b) all Additional Rental due from time to time hereunder.

     Tenant hereby covenants and agrees with Landlord that the obligation to pay the Rental described herein is an independent covenant and shall be due and payable by Tenant to Landlord notwithstanding any default by Landlord of its obligations hereunder, subject to Tenant's right of setoff as provided in
Section 19.19 hereof.

     5.2 Rental Adjustment.

           A. If the actual cost of the Tenant Upfit is less than the Allocated Upfit Amount, then Landlord shall refund to the Tenant an amount equal to the difference between (x) the Allocated Upfit Amount and (y) Landlord's actual cost of the Tenant Upfit. If the actual cost of the Tenant Upfit exceeds the Allocated Upfit Amount, then the Tenant shall pay all amounts in excess of the Allocated Upfit Amount to the Landlord as Additional Rental hereunder on or before the earlier of (i) thirty (30) days from demand by the Landlord, and (ii) the Rent Commencement Date. Landlord shall provide copies of all invoices for all Tenant Upfit to the Tenant within ten (10) days of the Tenant's request therefor.

           B. Tenant shall pay directly to Landlord as Additional Rent hereunder any and all costs and expenses, of whatever nature or kind whatsoever, incurred by Landlord because of Tenant Changes, on or before the earlier of (i) thirty (30) days from demand by the Landlord, and (ii) the Rent Commencement Date. Tenant shall have the right to reasonably approve all Tenant Changes in writing prior to any commencement of construction on account thereof. Any delay in the completion of Landlord's Work attributable to delays in obtaining Tenant's approval to Tenant Changes shall be considered "delays caused by Tenant Changes" for purposes of Section 3.1(B) above. Landlord shall provide copies of all invoices for all Tenant Changes to the Tenant within ten (10) days of the Tenant's request therefor.

           C. Landlord and Tenant expressly agree that the removal of any rock or unsuitable soils from the Property, and replacement thereof with suitable soils prior to the commencement of or during Landlord's Work is not within the Scope of Landlord's Work as set forth on Exhibit B hereto and the cost of same shall be paid by Tenant to Landlord within ten (10) days of Landlord's demand therefor. Landlord shall provide copies of all invoices for all removal and replacement of rock or unsuitable soils to the Tenant within ten (10) days of the Tenant's request therefor.

      5.3 Annual Basic Rental. Annual Basic Rental shall be payable without prior demand in equal monthly installments in advance commencing on the Rent Commencement Date and thereafter on the first day of each full calendar month during the Term of this Lease.

      5.4 Payment of Rental. Tenant shall pay all Rental when due and payable, without any setoff, deduction or prior demand therefor whatsoever, except as provided in Section 19.19 hereof. If Tenant shall fail to pay any Rental within ten (10) days of the date such payment is due, Tenant shall be obligated to pay a late payment charge equal to the greater of One Hundred Dollars ($100.00) or two percent (2%) of such Rental payment that is past due. In addition, any Rental which is not paid within ten (10) days after the same is due shall bear interest at the Default Rate from the first day after the expiration of such 10-day period until paid. Any Additional Rental which shall become due shall be payable, unless otherwise expressly provided herein, with the next monthly installment of Annual Basic Rental. Rental and statements required of Tenant shall be paid and delivered to Landlord at its notice address set out in Section 17.1 or at such other place as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check or other form of payment for an amount less than the amount then due and payable, even if accompanied by a statement from Tenant that the lesser amount is the entire amount due and acceptance of such lesser amount shall constitute Landlord's acceptance and agreement that such lesser amount is payment in full, shall not be deemed a waiver of Landlord's rights to collect the amounts not tendered and any such Tenant statements shall be given no effect, and Landlord may accept such payment without prejudice to any other rights or remedies which Landlord may have against Tenant.

                                   ARTICLE VI
                                     TAXES

     6.1 Payment by Lessee. Subject to the provisions of Section 6.2, in addition to the Annual Basic Rental, Tenant shall pay to Landlord no later than thirty (30) days prior to the due date therefor, all ad valorem taxes and assessments, general and special, water taxes and all other impositions, ordinary and extraordinary of every kind and nature whatsoever, including but not limited to maintenance assessments and other charges imposed pursuant to the Declaration, which, during the Term of this Lease, may be levied or assessed against the Premises and all of Tenant's interests therein. Landlord agrees to deliver copies of statements for all of the foregoing to the Tenant on the later to occur of (i) sixty (60) days prior to the due date thereof and
(ii) five (5) days from the date Landlord receives such statements from applicable taxing authorities. Landlord agrees to pay all ad valorem taxes, prior to delinquency, to the extent of the amounts paid by Tenant to Landlord, and shall deliver to Tenant written evidence of payment thereof within thirty
(30) days thereafter. Tenant agrees to pay all other Taxes (defined below) to the parties entitled to payment prior to delinquency. Tenant shall be responsible for all delinquencies and penalties if the same are incurred because Tenant did not timely remit Taxes to Landlord or because the amount Tenant remitted to Landlord was insufficient to pay all Taxes. Otherwise, Landlord shall be responsible for all delinquencies and penalties caused because Landlord failed to timely pay such Taxes. Tenant shall also be solely responsible for and pay within the time provided by law all taxes imposed on its inventory, trade fixtures, apparatus, leasehold improvements (installed by or on behalf of Tenant), equipment and other personal property. All taxes, assessments and other costs to be paid by Tenant pursuant to this Section 6.1 are collectively referred to herein as the "Taxes". To the extent Tenant fails to pay any of the Taxes when required pursuant to the terms hereof, whether to Landlord or other parties, Landlord shall have the right to do so and upon the Landlord's payment thereof the same shall become Additional Rental hereunder payable by Tenant on demand by Landlord. Tenant may, at its option, contest Taxes in either its own name or in the name of Landlord, at its own expense, in good faith and with due diligence and as long as the Tenant contests the same or the validity thereof by appropriate legal proceedings, unless failure to pay Taxes during the pendency of dispute would result in a lien or foreclosure or loss of title to the Property or the Improvements, or any part thereof, in which case the applicable Taxes shall be paid or bonded as required by the applicable taxing authorities. Tenant shall indemnify and hold harmless Landlord from any and all loss, damage, cause of action or claim that results from or is in any way related to Tenant's contest of Taxes whether in its own or Landlord's name.

     6.2 Proration of Taxes. During the first and last years of the Term, all such taxes and assessments which shall become payable during each of the calendar or fiscal, tax or assessment years, as applicable, shall be ratably adjusted on a per diem basis between Landlord and Tenant in accordance with the respective portions of such calendar, fiscal, tax, or assessment year. In the event any special assessments are due in installments, Tenant shall pay only those installments which are due and payable during the Term.

     6.3 Taxes on Rental. In addition to the Taxes payable by the Tenant pursuant to Section 6.1 above, Tenant shall pay to the appropriate agency any and all sales, excise and other taxes (not including, however, Landlord's income, estate, gift, franchise or similar taxes) levied, imposed or assessed by the State of North Carolina or any political subdivision thereof or other taxing authority upon any Rental payable hereunder.


                                  ARTICLE VII
                                LANDLORD'S WORK

     7.1 Construction by Landlord. Landlord shall commence no later than August 1, 1994 (the "Start Date") and diligently pursue and complete the work shown on the Scope of Landlord's Work set forth on Exhibit B attached hereto (collectively, the "Landlord's Work") at Landlord's sole cost and expense, subject to the provisions of Section 5.2 hereof. The Landlord's Work shall be performed in a good and workmanlike manner and in substantial accordance with all laws, ordinances, governmental permits required and/or issued therefor, including without limitation the Americans with Disabilities Act, and in substantial accordance with the Declaration and the Permitted Encumbrances.

     7.2 Effect of Taking Possession on Turnover Date. By taking possession of the Premises on the Turnover Date, Tenant shall be deemed to have accepted the Premises and agreed that the obligations of Landlord to substantially complete the Landlord's Work have been fully performed, except for punchlist items of which Tenant notifies Landlord in writing prior to Tenant's opening for business and latent defects not reasonably discoverable by a thorough inspection of the Premises. Other than warranties covering structural portions of the Improvements that Landlord is required to repair, Landlord agrees to assign to Tenant, without warranty or recourse, the contractors and manufacturers warranties, to the extent assignable, obtained by Landlord in connection with the Landlord's Work and as listed on Exhibit G attached hereto and made a part hereof for all purposes. As long as TKC VI, LLC or its successors hold fee title to the Premises, TKC VI, LLC and its successors agree to reasonably cooperate with Tenant in making reasonable claims on or pursuant to any of the assigned warranties. To extent any warranty is obtained by the Landlord in connection with Landlord's Work and is not assignable, but is nevertheless effective in favor of Landlord, Landlord agrees to cooperate in making necessary claims on such warranties to the extent reasonably requested by Tenant. Failure of the company, person or entity giving the warranty to honor the same shall be the risk of the Tenant and shall not excuse non-performance by the Tenant under the terms of this Lease. Notwithstanding the foregoing and except for the Landlord's agreement set forth in Section 7.1 above, nothing in this Section 7.2 shall be construed as a warranty or representation from the Landlord to the Tenant regarding the Improvements.

     7.3 Tenant's Trade Fixtures. All trade fixtures, equipment and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises by Tenant, at its expense, shall remain the property of Tenant and Tenant may remove such fixtures and apparatus at any time prior to the expiration of the Term. Notwithstanding the foregoing, Tenant shall repair any damage to the Premises caused by the removal of its personalty, inventory, trade fixtures, equipment and apparatus.

                                  ARTICLE VIII
                                   OPERATIONS

     8.1 Operations by Tenant. In regard to the use and occupancy of the Premises, and in addition to the requirements of Section 9.1 below, Tenant will at its expense:

         (a) keep the inside and outside of all glass in the doors and windows of the Premises clean;

         (b) keep all exterior building surfaces of the Premises clean;

         (c) replace promptly any cracked or broken glass of the Premises with glass of like grade and quality;

         (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests, including cleaning, repairing or replacing all floor covering within the Premises as needed;

         (e) keep any garbage, trash, rubbish or other refuse in rat-proof containers within the Premises until removed;

         (f) have such garbage, trash, rubbish and refuse removed on a timely basis;

         (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;

         (h) keep and maintain all landscaping in a neat and orderly condition;

         (i) comply with all laws, ordinances, rules and regulations of governmental authorities and all recommendations of any fire and liability insurance rating organization now or hereafter in effect; and

         (j) conduct its business in all respects in compliance with the terms and conditions of the Declaration and the Permitted Encumbrances.

     Further, in connection with Tenant's use and occupancy of the Premises, Tenant will not:

         (k) place or maintain merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor, footwalk, parking area;

         (l) use or permit the use of any objectionable advertising medium including, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Premises which is in any manner audible outside of the Premises;

         (m) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises;

         (n) cause or permit objectionable odors to emanate or to be dispelled from the Premises;

         (o) receive or ship articles of any kind outside the designated loading areas for the Premises;

         (p) use or permit the use of any portion of the Premises for any unlawful purpose or any use that is not a Permitted Use; or

         (q) place a load upon any floor which exceeds the floor load which the floor was designed to carry (4000 PSI in warehouse area and 3000 PSI in office area).

     TENANT ACKNOWLEDGES THAT LANDLORD DOES NOT PROVIDE AND HAS NO RESPONSIBILITY FOR SECURITY OF THE PREMISES. SECURITY OF THE PREMISES IS THE SOLE RESPONSIBILITY OF TENANT.

     8.2 Signs and Advertising. No signs or other advertising shall be permitted unless Landlord gives its prior written approval, such approval not to be unreasonably withheld provided that such installation in no way damages the building or the surrounding landscape. Landlord acknowledges and agrees that Tenant may erect the signs described in the plans and specifications attached hereto as Exhibit B. Tenant will, at its sole cost and expense, maintain all signs and other advertising devices in good condition and repair at all times. Tenant acknowledges and agrees that it shall not be permitted to place any hand-lettered advertising on the exterior of the Premises or on any glass window or door of the Premises. All signage shall be in compliance with all applicable laws, rules and regulations.

     8.3 Restrictions. The use and occupancy of the Premises are subject to the terms and conditions of that certain Declaration of Easements, Covenants, Conditions and Restrictions, a copy of which is attached as Exhibit C (the "Declaration") and the Permitted Encumbrances. Tenant, by its execution of this Lease, acknowledges receipt of a copy of the Declaration and the Permitted Encumbrances and agrees that it has reviewed the Declarations and the Permitted Encumbrances and shall perform all of the obligations of Landlord thereunder during the Term. Landlord makes no representation or warranty, express or implied, as to the Declarations or the Permitted Encumbrances. With regard to any right or vote that Landlord, as the owner of fee title to the Premises, has or is entitled to under the Declaration, Landlord agrees to consult with Tenant in connection with making any such vote or exercising any right; provided, that, all decisions to be made by the Landlord under the Declaration shall be made by Landlord irrespective of Tenant's disagreement therewith.

                                   ARTICLE IX
                            MAINTENANCE AND REPAIRS

     9.1 Maintenance and Repairs. At all times during the Term of this Lease, Tenant shall, at its sole cost and expense, keep and maintain the Premises in a good, first-class condition and state of repair, ordinary wear and tear and insured casualty, and items that are Landlord's obligation to maintain or repair only excepted. Landlord, in construction of the improvements that are described on Exhibit "B", will use those materials and techniques customary and typical for similar quality buildings in Mecklenburg County, North Carolina, or such higher standard as Landlord deems desirable. Tenant shall make any and all additions to and all alterations and repairs in, on and about the Premises which may be required by, and shall otherwise observe and comply with, all public laws, ordinances and regulations from time to time applicable to the Premises. Except for the negligence or willful misconduct of Landlord and without limiting the generality of the foregoing, Tenant will (i) keep the interior and exterior of the Premises, together with all electrical, plumbing, heating, ventilating, air-conditioning, and other mechanical systems and installations therein, and all non load-bearing walls, in good order and repair including normal and customary preventive maintenance and will make all replacements from time to time required at its expense, and (ii) repair any damage to the roof, load bearing walls and foundations of the Premises caused or permitted by Tenant or its employees, invitees, contractors and agents. Landlord will maintain and repair the roof, load-bearing walls, and foundations of the Premises in a good, first-class condition and state of repair, except for ordinary wear and tear, uninsured casualty and repairs Tenant is obligated to make pursuant to Section 9.1(ii) above. Tenant will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting only ordinary wear and tear, damage by insured casualty, and repairs Landlord is obligated to make pursuant hereto. Except as expressly required by this Section 9.1 and Section
12.1 below, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the Premises. However, in the event Tenant fails to perform its maintenance and repair obligations as set forth in this Section 9.1, Landlord may, but shall not be obligated to, do so and the cost of same shall be Additional Rental payable to Landlord hereunder within ten (10) days of demand therefor.

     9.2 Alterations. Other than carrying out Tenant's normal and ordinary obligations of maintenance and repair as described in Section 9.1 above, and other than alterations which do not affect the structural integrity of the Premises and the cost of construction of which does not exceed $25,000, Tenant will not make any alterations, renovations, improvements or other installations in, on or to the Premises or any part thereof (including, without limitation, any alterations of the building, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises) unless and until Tenant shall have obtained Landlord's prior written approval thereof, which approval (i) as to the installment of equipment necessary for Tenant's operations Landlord shall not unreasonably withhold, and (ii) for any other matter, Landlord may withhold for any reason. With regard to any alteration, renovation, improvement or other installation that (a) Tenant either has the right to make pursuant to the terms of this Section 9.2 without Landlord's consent or as to which Landlord is willing to consent, and (b) requires the approval of the architectural control committee under and pursuant to the terms of the Declaration, Landlord agrees, upon request by Tenant, to submit Tenant's requests for approval of any such alteration, renovation, improvement and installations to the architectural control committee. Tenant shall not be required to remove any such alterations unless Landlord has specified in its consent to such alterations that removal was required; provided, that, as to any alterations as to which the Landlord's consent is not required, the Tenant shall remove all such alterations if requested by Landlord upon termination of this Lease.

     9.3 Tenant Liens. No work performed by Tenant on or at the Premises, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reasons of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall, subject to its right to contest the same as provided below, forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, and if Tenant is not duly contesting the same as provided below, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorney's fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental. Tenant may, at its option, contest such mechanics liens at its own expense, in good faith and with due diligence unless failure to pay during the pendency of dispute would result in a foreclosure or loss of title to the Property or the Improvements, or any part thereof, in which case the applicable liens shall be paid or bonded as required by Landlord. Tenant shall indemnify and hold Landlord harmless from any and all loss, damage, cause of action or claim that results from or is in any way related to Tenant's contest of such mechanics liens.

                                   ARTICLE X
                                   UTILITIES

     10.1 Water, Electricity, Telephone, Sanitary Sewer and Natural Gas. Landlord will provide the facilities necessary to enable Tenant to obtain water, electricity, telephone, sanitary sewer and natural gas service for the Premises. The points for such service are shown on the plans and specifications attached hereto as Exhibit B. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises. Subject to obtaining Landlord's prior written approval, Tenant may, at its expense, install any additional utility facilities.
Landlord shall be responsible for providing meters or other devices for the measurement of utilities supplied to the Premises only to the extent shown on the Scope of Landlord's Work attached hereto as Exhibit B. Tenant shall be solely responsible for and promptly pay, as and when the same became due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Premises.

                                   ARTICLE XI
                           INSURANCE INDEMNIFICATION

     11.1 Indemnity by Tenant. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, actions, damages, liability and expense, including, but not limited to, reasonable attorney's and other professional fees actually incurred, in connection with loss of life, personal injury and/or damage to property arising from or out of this Lease, Tenant's breach of any term, covenant or agreement set forth in this Lease, or the occupancy and use of the Premises by Tenant or any of its successors or assigns, regardless of cause or fault (other than claims or liabilities that result from Landlord's negligence or willful misconduct), whether in tort or in contract, or by any criminal activity on the Premises.

     11.2 Tenant's Insurance. Tenant shall procure and maintain, and pay all premiums, fees and charges and deductibles for the purpose of procuring and maintaining continuously throughout the Term subsequent to the Turnover Date:

          (a) insurance on the Improvements and Tenant's personal property and inventory located in the Premises against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk coverage (including earthquake coverage), vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof, with a deductible of no greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00), per loss. The deductible may be increased from time to time with Landlord's consent, which consent shall not be unreasonably withheld. Tenant shall maintain insurance coverage adequate to prevent Tenant or Landlord from becoming a coinsurer of the Improvements;

          (b) combined single limit general liability insurance, including but not limited to, insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, for each occurrence, of not less than Five Million Dollars ($5,000,000.00) with respect to personal injury, death or property damage (consisting of at least $1,000,000 of base coverage and umbrella coverage for the remaining amount);

          (c) Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, worker's compensation insurance as required by statute; and

          (d) business interruption insurance covering all Annual Basic Rental and Additional Rental due hereunder for a period of not less than twelve
     (12) months.

     11.3 Tenant's Insurance Policies. All liability, casualty and other insurance and policies of insurance referred to in Section 11.2 shall include Landlord and Landlord's Mortgagee, if any, as an additional insureds with regard to insurance obtained under Section 11.2(b) above, and additional loss payees with regard to insurance obtained under Section 11.2(a) above (other than as relates to Tenant's personal property, equipment and inventory located at the Premises), shall insure Landlord against liability arising out of Tenant's negligence, and shall cover any liability of Tenant that may arise through any indemnity given by Tenant in this Lease. All policies procured hereunder shall be issued by insurers of recognized responsibility and reasonably acceptable to Landlord. A certificate of such insurance, together with copies of all insurance policies required hereunder, shall be delivered to Landlord within thirty (30) days from the date hereof and thereafter not less than ten (10) days prior to the expiration thereof, and shall provide that such policy may not be canceled or modified except upon not less than ten (10) days written notice to Landlord. In the event Tenant fails to procure and maintain the insurance required by this Article XI, then Landlord shall have the right to do so, without notice to Tenant if Landlord discovers that insurance coverage has lapsed, and the cost of same shall be Additional Rental payable to Landlord hereunder within ten (10) days of demand therefor.

     11.4 Waiver of Subrogation. Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action against the other, its agents, employees, officers, partners, servants or shareholders for any loss or damage that may occur to the Premises or any personal property located therein or arising from the indemnification provisions of Section 11.1, by reason of any cause insured against under the terms of the all risk coverage insurance policies obtained pursuant to this Lease, regardless of cause or origin.
Tenant agrees to have the insurance policies obtained pursuant to this Lease endorsed to effect the terms of this Section 11.4 and shall forward copies of the same to Landlord upon request.

                                  ARTICLE XII
                             DAMAGE AND DESTRUCTION

     12.1 Repair on Casualty.

          (a) For purposes of this Section 12.1 the term "Total Loss" shall mean damage or destruction to the Improvements to the extent that the cost of repair of the Improvements as a result of the casualty is fifty percent (50%) or more of the total replacement costs of the Improvements determined at the time of the casualty, and the term "Partial Loss" shall mean damage or destruction to the Improvements to the extent that the cost of repair is less than fifty percent (50%) of the total replacement cost of the Improvements determined at the time of the casualty. Subject to the terms of Sections 12.1(b) and (c) below, if, during the Term of this Lease, any damage or destruction to the Improvements occurs (whether a Partial or a Total Loss), then Landlord shall promptly repair and restore the Improvements to the extent, but only to the extent, of insurance proceeds received by the Landlord or the Landlord's Mortgagee. In the event the insurance proceeds received on account of any Partial or Total Loss by the Landlord or Landlord's Mortgagee are insufficient to effect necessary repairs and restoration to the Improvements, then Tenant shall pay to the Landlord the difference between costs of repair and restoration and the insurance proceeds received within ten (10) days of the Landlord's request therefor and in any event prior to commencement of repair. Further, upon Landlord's request, Tenant shall execute such documents and instruments as are required by the Landlord or the Landlord's Mortgagee to confirm and ratify the enforceability, validity and binding effect of this Lease on and upon the Tenant or any party claiming by, through or under the Tenant having a possessory interest in the Premises. In no event shall the Landlord be responsible for any of Tenant's equipment, fixtures or apparatus, the same being the complete responsibility of the Tenant. Notwithstanding the foregoing, if insurance proceeds are unavailable because of Tenant's failure to maintain insurance pursuant to the terms hereof, default by Tenant hereunder or Tenant's use of the Premises, Tenant shall remit the amount necessary to repair or restore the Premises to Landlord within ten (10) days of Landlord's demand therefor. The Tenant acknowledges that the Landlord's Mortgagee shall have the right to review and approve all plans and specifications for the Improvements to be repaired or restored pursuant to the terms hereof, and may impose such disbursement requirements as are reasonable and customary for construction of that type in Mecklenburg County, North Carolina. To the extent possible and practical, the Improvements shall be rebuilt and restored as nearly as possible to the original plans and specifications therefor and as referenced on Exhibit B hereto with such changes therein as are necessitated by applicable governmental rules and regulations or such changes required by Tenant (and approved by Landlord's Mortgagee), provided Tenant shall pay the increased cost, if any, resulting from such changes. The Tenant shall cooperate with .the Landlord and the Landlord's Mortgagee in connection with any repair and restoration of the Premises and the same shall be completed with due diligence and commenced and completed within a reasonable time after the damage or loss occurs.
     Annual Basic Rental and all other Rentals hereunder shall not abate while the Improvements are being repaired or restored, unless the Tenant has procured rent loss insurance reasonably acceptable to the Landlord and such insurance pays the Rentals that otherwise would be paid by the Tenant hereunder, and in that event Rental hereunder shall abate only to the extent of insurance proceeds received by the Landlord. In the event the Improvements cannot be rebuilt, restored or repaired because of prohibitions contained in then applicable zoning or other governmental rules and regulations, then (i) all proceeds payable on account of such casualty shall be paid to the Landlord and (ii) the Tenant shall pay to the Landlord the difference between (a) the cost of repairing and restoring the Improvements assuming the repairs or restoration were permitted by such applicable zoning or other governmental laws and (b) insurance proceeds received to the extent such difference results from Tenant's failure to maintain the levels of insurance required pursuant to Section 11.2 of this Lease, and upon Landlord's receipt of such payments this Lease shall terminate and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided.

          (b) In the event of the occurrence of a Total Loss and in the event the Improvements cannot be restored and rebuilt, in the reasonable judgment of Landlord, within twelve (12) months from the date of the casualty, then Tenant shall have the right to elect to terminate this Lease by written notice to the Landlord within thirty (30) days from the date Landlord notifies Tenant the Improvements cannot be rebuilt within such twelve (12) month period. In the event the Tenant elects to terminate this Lease, then (i) all proceeds payable on account of such casualty shall be paid to the Landlord, (ii) the Tenant shall pay to the Landlord the difference between (a) the cost of repairing and restoring the Improvements and (b) insurance proceeds received, and (iii) Tenant shall, at its expense, remove all rubble from the Property and restore the Property to graded condition, free of all trash, rubbish or other remains from the casualty.

          (c) If any Partial or Total Loss occurs during the last two (2) years of the Term of this Lease, and Tenant elects not to exercise any available renewal Option Terms, then either Landlord or Tenant have the option of terminating this Lease on written notice to the other within ten (10) days of such casualty, such termination to be effective 90 days after the date thereof or upon expiration of the term, whichever first occurs; provided, that, if the casualty is a Partial Loss and the Landlord's Mortgagee agrees to make insurance proceeds available for repair, Landlord will repair such damage in accordance with the terms of Section 12.1(a) above and neither party shall have the option of terminating this Lease. If neither party elects to terminate this Lease, then this Lease shall remain in full force and effect and the Improvements shall be repaired on the terms and conditions set forth in this Section 12.1. In the event either party terminates this Lease on notice to the other party as provided above, then
     (i) all proceeds payable on account of such casualty shall be paid to the Landlord and (ii) the Tenant shall pay to the Landlord the difference between (A) the cost of repairing and restoring the Improvements and (B) insurance proceeds received to the extent such difference results from Tenant's failure to maintain the levels of insurance required pursuant to
     Section 11.2 of this Lease, and upon Landlord's receipt of such payments this Lease shall terminate and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided. Further, in the event of a Total Loss, Tenant shall, at its expense, remove all rubble from the Property and restore the Property to graded condition, free of all trash, rubbish or other remains from the casualty.

                                  ARTICLE XIII
                                  CONDEMNATION

     13.1 Termination of Lease. In the event all or any portion of the Premises shall be acquired for any public or quasi-public use through taking by condemnation, eminent domain or any similar proceeding, or purchase in lieu thereof (a "Taking"), such that Tenant determines in its reasonable discretion that the Premises cannot continue to be operated for its then current use with reasonably sufficient parking and in a commercially reasonable manner, then the Term shall cease and terminate as of the date the condemning authority takes title or possession to the affected portion of the Property, whichever first occurs, and all Rentals shall be paid up to that date shall be immediately due and payable to Landlord. It is agreed that the Premises can continue to be operated for its then current use, having sufficient parking therefor, if no more than ten percent (10%) of the parking spaces on the Premises are the subject of the Taking and Landlord, within a reasonable period of time, replaces the spaces so taken with spaces within a reasonable proximity to the Premises.

     13.2 Continuation of Lease. If Tenant determines after a Taking, that the Premises can continue to be operated for its then current use with sufficient parking, then this Lease shall remain in full force and effect in accordance with its terms.

     13.3 Apportionment of Award. In the event of any Taking, whether whole or partial, Landlord shall be entitled to receive the entire award except for any specific allocation for loss or disruption of Tenant's business and any other awards to which Tenant may be entitled but which do not reduce the amount of the award to Landlord.

                                  ARTICLE XIV
                           ASSIGNMENTS AND SUBLETTING

     14.1 Landlord's Consent Required. Tenant will not assign, sublease, mortgage, pledge, transfer or otherwise hypothecate any interest in this Lease without the prior written consent of Landlord, which consent may not be unreasonably withheld. Tenant, however, acknowledges and agrees that it shall be reasonable for Landlord to withhold its consent to an assignment, sublease, mortgage, pledge, transfer or hypothecation if (a) the proposed assignee does not have a financial condition reasonably acceptable to the Landlord, (b) material structural alterations to the Premises are required, (c) a change in the Permitted Use is required or (d) the Lease Guaranty, for whatever reason, is or does not remain in full force and effect. Any attempted assignment, subletting, mortgage, pledge, transfer or hypothecation by Tenant without Landlord's consent shall be null and void. Further, any subletting, assignment, mortgage, pledge, transfer or hypothecation which (i) is the result of the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of this Lease; or (ii) is to an Affiliate, shall not require the prior consent of the Landlord but shall otherwise be subject in all respects to (1) the Guarantor remaining obligated under and pursuant to the Lease Guaranty, and (2) the requirement that none of the events described in clauses (b) or (c) of this Section 14.1 above be true subsequent to or in connection with the occurrence of any event described in clauses (i) or (ii) above. For purposes of this Section 14.1 the following terms shall have the ascribed meanings: (A) Affiliate of any Person means any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, shall include any Person that beneficially owns or holds fifty percent or more of any class of voting securities of such Person and any Person owning or holding fifty percent or more of any class or series of voting securities of such Person (or in the case of a Person that is not a corporation, fifty percent or more of the equity interest) of which is beneficially owned or held by such Person (for purposes of this definition, "control" including, with correlative meanings, the terms "controlled by" and "under common control with", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or by contract or otherwise), and (B) "Person" means any corporation, partnership, trust, estate, individual, unincorporated business entity or governmental department, administrative agency or instrumentality. Consent by Landlord to any assignment, subletting, mortgage, pledge, transfer or hypothecation shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Tenant shall pay to Landlord, as Additional Rental, the actual reasonable costs, not to exceed the sum of Five Hundred Dollars ($500.00), to cover Landlord's administrative costs and overhead as well as all of Landlord's out-of-pocket expenses, such as reasonable attorneys' fees, incurred in connection with any proposed assignment, subletting or hypothecation.

     14.2 Acceptance of Rent from Transferee. The acceptance by Landlord of the payment of Rental following any attempted assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.


                                   ARTICLE XV
                                    DEFAULT

     15.1 "Event of Default" Defined. Any one or more of the following events shall constitute an "Event of Default":

          (a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process; or if Tenant or any guarantor of Tenant's obligations hereunder (each a "Guarantor") is adjudicated a bankrupt or insolvent under any State bankruptcy or insolvency law or an order for relief is entered against Tenant or any Guarantor under the Federal Bankruptcy code and such adjudication or order is not vacated within sixty (60) days.

          (b) The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant or any Guarantor or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any Guarantor a bankrupt or insolvent, or the reorganization of Tenant or any Guarantor, or an arrangement by Tenant or any Guarantor with its creditors, unless the petition is filed or case commenced by a party other than Tenant or any

     Guarantor and is withdrawn or dismissed within sixty (60) days after the date of the filing.

          (c) The admission in writing by Tenant or any Guarantor of its inability to pay its debts when due.

          (d) The appointment of a receiver or trustee for the business or property of Tenant or any Guarantor unless such appointment shall be vacated within thirty (30) days of its entry.

          (e) The making by Tenant or any Guarantor of a general assignment for the benefit of its creditors, or, except as permitted pursuant to Section 14.1, if in any other manner Tenant's interest in this Lease shall pass to another by operation of law.

          (f) The failure of Tenant to pay any Rental or other sum of money within ten (10) days of written notice to Tenant of such failure to pay the same when due. Tender of Rentals due after legal action has been commenced against Tenant for non-payment of Rental shall not be a defense to such action.

          (g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within twenty (20) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such twenty (20) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such twenty (20) day period and shall thereafter diligently prosecute the curing of same.

          (h) The failure to open for business within six (6) months of the Rental Commencement Date, the abandonment of the Premises by Tenant or the failure of Tenant to operate the Premises continuously and without interruption except as otherwise permitted pursuant to Section 4.2 of this Lease.

     15.2 Remedies. Upon the occurrence and continuance of any Event of Default, Landlord, without notice to Tenant in any instance, may do any one of more of the following:

          (a) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest therein at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

          (b) Terminate this Lease and collect all damages that are recoverable at law or in equity.

          (c) Without terminating this Lease, terminate the Tenant's possessive right of possession to the Premises, reenter and repossess the Premises and remove the Tenant and each and every occupant therein and all of Tenant's personalty, trade fixtures and apparatus. In the event of reentry by Landlord, the Tenant shall be liable and damages to Landlord for all loss sustained, including, but not limited to, the cost of cleaning the Premises and the costs of preparing the same for reletting to other tenants incurred reasonably and in good faith, and including reasonable attorneys' fees actually incurred. No reentry by Landlord, however, or any other action by Landlord shall constitute an acceptance of surrender by the Tenant, it being understood that such tenant can be affected only by the written agreement of Landlord and Tenants.

          (d) Exercise any other legal or equitable right of remedy which it may have under this Lease or at law.

          Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without further notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action in the event of an emergency or if Landlord reasonably believes that the unperformed obligation or pending actions by Tenant will result in immediate and substantial harm to person or property.

          Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees actually incurred) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand. Further, in the event either Landlord or Tenant is required to institute suit in order to enforce its rights and privileges under this Lease against the other party, then the prevailing party in such litigation shall be entitled to recover its attorneys' fees and court costs from the nonprevailing party.

     15.3 Damages. If Tenant's right of possession under this Lease is terminated by Landlord pursuant to Section 15.2, then Tenant shall remain liable for any Rental and damages which may be due or sustained by Landlord. Tenant shall also pay to Landlord (i) all reasonable costs, fees and expenses including, but not limited, reasonable attorneys' fees actually incurred, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in reletting the Premises to others from time to time and (ii) additional damages which shall be an amount or amounts equal to the Rental due hereunder during the remainder of the Term less all sums received by Landlord from any reletting of the Premises, less the reasonable costs of reletting, such as brokerage commissions and remodeling expenses.

     If this Lease is terminated pursuant to Section 15.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. Landlord agrees to use reasonable efforts to relet the Premises.

     15.4 Assignment in Bankruptcy. In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord elects not to terminate or is stayed from termination of Tenant's rights of possession under this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord:

          (a) That assignee has sufficient capital to pay the Rental and other charges due under the Lease for the entire Term; and

          (b) That assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any financing agreement.

                                  ARTICLE XVI
                          SUBORDINATION AND ATTORNMENT

     16.1 Subordination.

          (a) Unless a Mortgagee (as hereinafter defined) shall otherwise elect as provided in Section 16.2 of this Lease, and subject to Tenant's right of non-disturbance set forth in Section 16.4 below, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

              (1) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

              (2) any mortgage, deed of trust of other security instrument constituting a lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage" and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or note holder, being referred to herein as a "Mortgagee".

          (b) Tenant agrees to execute any instrument or instruments reasonably necessary or desirable to effectuate its agreement to subordinate its interest to the interest of any Mortgagee, subject to the non-disturbance requirements described in Sections 16.3 and 16.4 below.

     16.2 Mortgagee's Unilateral Subordination. If a Mortgagee shall elect by notice to Tenant or by the recording of a unilateral declaration of subordination, then this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

     16.3 Attornment. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, refinance, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, so long as such party agrees in writing not to disturb Tenant's interest in or possession of the Premises pursuant to the terms of this Lease, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request; provided, however, that neither such successor in interest or any Mortgagee shall be (i) bound by any payment of Rental more than one month in advance; (ii) bound by any amendments or modifications of this Lease made without the consent of the Mortgagee or (iii) liable for any act or omission of a prior landlord hereunder.

     16.4 Non-Disturbance. So long as no Event of Default shall exist, this Lease shall remain in full force and effect for the full term hereof, and Tenant's occupancy of the Premises and tenancy under this Lease shall not be disturbed by any foreclosure proceeding or any deed in lieu of foreclosure or other such transfer, and the subordination set forth in Section 16.1 is made subject to Tenant's non-disturbance rights under this Section 16.4. Landlord shall use reasonable efforts to cause its Mortgagee to execute and deliver a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to all parties, as soon as reasonably possible after the execution hereof. In the event Landlord is not able to obtain a nondisturbance agreement from its Mortgagee in form and substance reasonably acceptable to all parties on or before the Purchase Date (defined in Section 19.22 below), then Tenant shall have the right to terminate this Lease by written notice to landlord within ten (10) days of the Purchase Date.


                                  ARTICLE XVII
                                    NOTICES

     17.1 Sending of Notices. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given as follows:

          (a) If intended for Landlord on the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage charges prepaid, addressed to Landlord, Attn:
     Greg Keith, The Keith Corporation, 2719 Coltsgate Road, Charlotte, North Carolina 28211, with a facsimile copy thereof faxed to Landlord at (704) 365-0733; Attn: Greg Keith, on the day notice is mailed to Landlord.

          (b) If intended for Tenant, the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postal charges prepaid, addressed to Tenant at the Tenant Notice Address, with a facsimile copy thereof faxed to Tenant at
     (708) 325-0020; Attn: VP-Operations, on the date notice is mailed to Tenant and with a copy to the Guarantor at One Griffith Center, Alsip, IL 60658, Attn: Treasurer with an additional copy to the same address, Attn:
     Legal Department, with a facsimile copy thereof faxed to Guarantor at
     (708) 371-4783, Attn: Treasurer and Legal Department on the date notice is mailed to Guarantor.

     Either party may, at any time change its Notice Address (including its facsimile number) by sending a written notice to that affect the other party stating the change and setting forth the new address or number.

     17.2 Notice to Mortgagees. If any Mortgagee shall notify Tenant in writing that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 17.1 and to such address as such Mortgagee shall designate.


                                ARTICLE XVIII
                               QUIET ENJOYMENT

     18.1 Warranty. Subject only to the Permitted Encumbrances, Landlord warrants that it has full right and authority to lease the Premises upon the terms and conditions herein set forth; and the Tenant shall peacefully and quietly hold and enjoy the Premises in accordance with the terms and conditions hereof for the full term hereof, subject to the Permitted Encumbrances and so long as Tenant does not default in the performance of any of its covenants hereunder.


                                  ARTICLE XIX
                                 MISCELLANEOUS

     19.1 Estoppel Certificates.  At any time and from time to time, within ten
(10) days after either party delivers the requested certificate, the other party will execute, acknowledge and deliver to the requesting party and to any Mortgagee or other party as may be designated by the requesting party, a certificate in the acceptable form with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by the requesting party. Upon substantial completion of the Improvements, Tenant agrees to provide Landlord with an estoppel certificate regarding completion of the Improvements and such other matters as Landlord may reasonably request.

     19.2 Inspections and Access by Landlord. So long as Landlord does not unreasonably interfere with Tenant's operation, Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours upon 24 hours' prior notice (except in the exercise of Landlord's remedies hereunder for which no notice shall be required) to inspect the same and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs provided that, in an emergency situation, such access shall be at any time upon Landlord's oral request.

     19.3 Memorandum of Lease and Option. The parties hereby agree that upon removal of the contingencies to Landlord's obligations under this Lease as set forth in Section 19.22 below but prior to the recordation of any Mortgage, each will execute, acknowledge and deliver a Memorandum of this Lease and Option in substantially the form attached hereto as Exhibit "D". No such memorandum shall include any financial terms of the Lease Agreement or Option. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall, be paid by the Tenant. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement terminating such short form of lease of record. If Tenant fails to execute such agreement within that thirty (30) day period or fails to notify Landlord within that thirty (30) days period of its reasons for refusing to execute such agreement, Landlord is hereby authorized to execute and record such agreement terminating the short form of lease of record. This provision shall survive any termination of this Lease.

     19.4 Remedies Cumulative. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant, or condition. No waiver by Landlord of any breach of Tenant under this Lease shall affect or alter this Lease in any way whatsoever.

     19.5 Successors and Assigns. Subject to Section 14.1 of this Lease, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the Premises and upon the express written assumption of Landlord's obligations hereunder by the assignee of Landlord's interest herein, Landlord shall be relieved of all of its obligations arising under this Lease occurring after the date of such sale or transfer.

     19.6 Compliance with Law and Regulation. Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances effecting the Premises or the use thereof, whether presently existing or enacted after the date hereof, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises. Landlord shall not unreasonably interfere with Tenant's compliance activities, and shall not unreasonably withhold consent to alterations required to be made by Tenant in order to comply with the provisions of this Section 19.6. If alterations to the Premises are required because of the terms of this Section 19.6, then the rights and responsibilities of the parties with respect to such alterations shall be governed by the terms of Section 9.2 of this Lease.

     19.7 Captions and Headings. The Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

     19.8 Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     19.9 Broker's Commission. Each of the parties (i) represents and warrants that there are no claims for brokerage commissions or finders' fees in connection with the execution of this Lease for which the other party will be obligated, other than to CB Commercial which will be paid in accordance with Landlord's agreement with CB Commercial and (ii) agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, attorneys' fees.

     19.10 No Discrimination. Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, age, national origin or ancestry of such person or group of persons.

     19.11 No Joint Venture. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

     19.12 No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

     19.13 No Modification. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease.

Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

     19.14 Severability. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     19.15 Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

     19.16 Corporate Tenants. In the event Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenant and warrant that:
Tenant is a duly constituted corporation qualified to do business in the state in which the Premises is located; all of Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     19.17 Applicable Law. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of North Carolina.

     19.18 Performance of Landlord's Obligations by Mortgagee. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     19.19 Limitation on Right of Recovery Against Landlord. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Premises and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Premises. No personal judgment shall be against Landlord upon extinguishment of its rights in the Premises and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by Law or under this Lease. Notwithstanding the foregoing, Tenant shall be entitled to setoff against Rent the amount of any final, non-appealable judgment entered in favor of Tenant or Guarantor against Landlord in connection with or relating to this Lease.

     19.20 Hazardous Substances. Tenant acknowledges that the only Hazardous Substances it will use on the Premises are set forth on Exhibit H attached hereto and Tenant's use of such Hazardous Substances shall be in accordance with all applicable laws. In the event the Tenant begins to use Hazardous Substances at the Premises other than those listed on Exhibit H, the Tenant will immediately notify the Landlord of the same and provide such detail regarding the same the Landlord may reasonably require. Prior to the termination of the Lease, all Hazardous Substances used by the Tenant shall be removed and remediated from the Premises at the Tenant's sole cost and expense in accordance with all applicable laws. In no event shall the Tenant use Hazardous Substances at the Premises violations of laws or to an extent that will cause applicable insurance coverage to be ineffective. Tenant shall indemnify and hold harmless Landlord from any claim, demand, liability, damage, loss or expense that Landlord might suffer from the breach of this Section 9.20 by Tenant, its employees, officers, contractors, subcontractors, agents, invitees, subtenants or assignees, or as the result of any Hazardous Substance used or introduced by Tenant, its employees, officers, contractors, subcontractors, agents, invitees, subtenants or assignees, at or to the Premises. "Hazardous Substances" means and includes any of the substances, materials, elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") and the list of toxic pollutants designated by the United States Congress or the EPA and substances, materials, elements or compounds affected by any other federal, state or local statute, law ordinance, code, rule regulation, order or decree now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waste, substance or material, as now or at any time hereafter in effect. In no event shall Tenant have any liability with respect to Hazardous Substances used, introduced or located on the Premises at any time by any person or entity except Tenant or any of its employees, officers, contractors, subcontractors, agents, invitees, subtenants, or assignees. Landlord shall provide to Tenant copies of all environmental reports and studies obtained by Landlord in connection with its purchase of the Premises, and shall allow Tenant reasonable access to the Premises prior to the Turnover Date in order that Tenant may conduct such environmental tests as Tenant may deem necessary. Landlord shall also make reasonable, good faith efforts to cause the environmental indemnity provisions, if any, of the purchase contract described in Section 19.22 hereof to include Tenant, its successors and assigns, as indemnified parties and third party beneficiaries of such indemnity provisions.

     19.21 Absolute Net Lease. It is the purpose and intent of Landlord and Tenant that the Annual Basic Rental payable hereunder shall be an absolutely net return to Landlord, undiminished by the Taxes, or any part thereof, or any other maintenance or repair costs (except those Landlord has expressly agreed to bear in Section 9.1 hereof), costs of insurance, or any other charges of any kind or nature whatsoever relating to the Premises or any Improvements, which may arise or become due during the term of this Lease, all of which shall be paid by Tenant. All sums payable pursuant to this Section 19.21 shall be deemed Additional Rental payable by Tenant hereunder.

     19.22 Landlord's Contingency/Guaranty. This Lease and Landlord's obligations hereunder are subject to (i) Landlord obtaining financing satisfactory to Landlord in its sole discretion for the purchase of the Premises and the construction of the Improvements, and (ii)

Landlord purchasing the Property on or before the 30th day of June, 1994 (the "Purchase Date"). Tenant acknowledges that Landlord currently has a purchase contact with Withers Cove Associates Limited Partnership, dated on or about the date hereof, for the purchase of the Property. In the event the Landlord, for any reason, does not or is unable to purchase the Property or obtain appropriate financing by the Purchase Date, then Landlord, at its sole option, may terminate this Lease and upon such termination this Lease shall automatically be deemed null and void and neither party hereto shall have a claim against the other. In the event the Landlord elects not to terminate this Lease for the reasons set forth in clauses (i) or (ii) above, then the Start Date, Turnover Date and Outside Date shall each be increased by the number of days the Purchase Date is delayed; provided, however, that in no event shall the Purchase Date be delayed by more than sixty (60) days. Additionally, the obligations of Landlord hereunder are contingent upon the receipt by Landlord of a Guaranty (the "Lease Guaranty"), in the form attached hereto as Exhibit F, executed by Griffith Laboratories, Inc., an Illinois corporation (the "Guarantor"), guaranteeing all of Tenant's obligations under this Lease.

     19.23 Financial Statements. Tenant shall deliver to Landlord audited annual financial statements of Tenant and the Guarantor within 180 days from the end of each calendar year during the Term; provided, that, as to the Guarantor's financial statements, footnotes are not required to be included as long as the footnotes shall be made available for Landlord's review at Guarantor's executive offices during normal office hours. Landlord shall maintain the confidentiality of all such financial statements, and will not disclose such financial statements, or the contents thereof, to anyone except
(a) its management officials who are necessary to any decisions of Landlord regarding the Lease, (b) its attorney and accountants (who shall themselves agree to maintain such confidentiality) and (c) if required by law. The provisions of this Section shall not be applicable if the Landlord or any Affiliate (as defined in Section 14.1 hereof) of Landlord is engaged in the contract sterilization business or food ingredient manufacturing or supply business.

     19.24 Purchase Option. Tenant shall have the option to purchase the Premises at the beginning of Rental Years six, nine, and twelve. The purchase option must be exercised no later than six (6) months after the beginning of the applicable Rental Year. The purchase option price shall be determined by
(a) dividing the Annual Basic Rental for such Rental Year (the Rental Year in which this purchase option is consummated) by 9.5%, and (b) adding to the number calculated in clause (a), any yield maintenance charges or prepayment penalties incurred by Landlord in connection with satisfying any debt secured by the Premises in order to comply with this Section 19.24; unless any such debt is assumed by Tenant as long as all transfer or assumption fees are paid by Tenant. Tenant must pay such amount in cash at the closing of such transaction and any such purchase shall be made on an "AS-IS", "WHERE IS" basis without any representation or warranty of any kind, express or implied. The Closing shall take place on or before ninety (90) days following Tenant's exercise of the Option to Purchase the Premises at a place in the City of Charlotte reasonably agreeable to the Tenant. The Landlord shall have the right to effect a like-kind exchange under the Internal Revenue Code in connection with the transfer of the Property on terms that do not increase or expose the Tenant to liability on account thereof. The Landlord shall convey fee title to the Premises by general warranty deed subject only to the Permitted Exceptions and ad valorem taxes for the year in which Closing will take place. At Closing, Landlord shall provide to Tenant, at Landlord's expense, an owner's title insurance policy (exclusive of any endorsements thereto, which shall be at the cost of Tenant) issued by a title insurance company reasonably acceptable to Tenant insuring title to the Premises in Tenant's name subject only to the Permitted Exceptions and such taxes. Transfer taxes shall be paid by Landlord. All mortgage or deed of trust encumbrances, liens and charges against the Property shall be paid and cancelled by Landlord prior to the Closing. Landlord shall furnish an affidavit and indemnification agreement with respect to any labor or materials furnished to the Premises by Landlord. Landlord and Tenant shall each execute all other documents reasonably necessary to consummate the transfer of the Premises which are reasonably required by either party or its counsel. No purchase option will be provided on lease renewals. The Lease shall terminate at the Closing. The risk of loss as to the Premises shall be governed by the provisions of Article XII hereof until the closing.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease Agreement enter their respective seals as of the day and year first above written.



                                      LANDLORD:

                                      TKC VI, a North Carolina limited
                                      liability company





                                      By:  [illegible]
                                      ----------------------------(SEAL)
                                         Member


                                      By: /s/ Kenneth R. Bealey
                                      ----------------------------(SEAL)
                                         Kenneth R. Bealey, Member


                                      TENANT:

                                      GRIFFITH MICRO SCIENCE, INC.,
ATTEST:                               a Delaware corporation

______________________
                                      By: /s/ Frank Lange
_________ Secretary                   -----------------------------
                                      Name: Frank Lange
                                      -----------------------------
                                      Title:      V.P. Operations
                                      -----------------------------

[CORPORATE SEAL]

                                  EXHIBIT "A"


                               Legal Description

                                  ATTACHMENT B

                         GRIFFITH MICRO SCIENCE REVISED
                           CHARLOTTE, NORTH CAROLINA

                                SCOPE OF WORK


               (Including all additions, modifications, deletions
              and other changes agreed to by Landlord and Tenant)

                                  June 6, 1994

General Requirements:
---------------------

-     The building will be 41,070 SF as outlined in Attachment I.
- Design fees are included for architectural, structural steel, plumbing, HVAC, fire protection, and electrical only.
-     We have included Builders Risk insurance.
- We have not included any costs associated with the removal and/or replacement of rock, and/or unsuitable soil materials.
- We have not included any equipment connections, installations or final connections.
- Civil engineering,landscape design and materials testing/inspection are included.
-     See Division 2 for a description of the proposed landscape.

Division 2 - Sitework:
----------------------

- Site clearing of approximately 3.87 acres, stripping and stockpiling of topsoil on-site as necessary to perform grading operations.
-     Site cut and fill based on a balanced site.
-     Erosion control fencing as required by local codes.
-     Soil treatment for termite control under the building.
-     Storm drainage shall consist of the following items:
            18" RCP                  400 LF
            Catch Basins             3 each
- Domestic water service shall consist of approximately 265 LF of 2" PVC service.

-     Sanitary sewer pipe for the building shall consist of approximately 265
      LF of 6: sewer pipe.
- Asphalt paving shall consist of approximately 3,900 SY of heavy-duty paving at the truck areas consisting of 8" ABC and 3" asphalt; and approximately 1,225 SY of regular-duty paving at the parking areas which will consist of 6: stone base and 2: of asphalt.
- Approximately 375 LF of 18" concrete curb is included at the car parking area only.
- We have included approximately 1,000 SF of 4" thick sidewalks at the building.
- Approximately 7,500 SF of concrete paving is included at the truck dock apron.
-     Pavement markings are provided at the automobile parking spaces.
- The landscape shall include the landscape planting and sprinkler irrigation system for selected, high visibility areas of the site. The landscaping work shall include the grassing, trees, shrubs and groundcover for areas adjacent to the building and parking areas and shall include the minimum planting requirements as required by the Mecklenburg County Zoning Ordinance. The irrigation work shall be limited to those areas adjacent to Withers Cove Drive and the front portions of the proposed facility.

Division 3 - Concrete:
----------------------

- Typical column footings are based on a minimum soil-bearing pressure of 3,000 PSF
- Exterior precast walls shall be supported with a 2' x 1' thick continuous concrete footing reinforced with three No. 5 reinforcing bars in the long direction. Top of footing is assumed to be 1'-4" below finish floor, except at the dock wall which will be a 5'-4" below finish floor.
- Slab on grade in the warehouse and office area shall receive 2" of crushed stone base.
- 1/2" thick expansion joint material is included at the slab perimeter and all interior walls.
-     15 lb. felt paper is included at all column isolation diamonds.
- 2" thick x 2'-0" wide rigid horizontal insulation is included under the slab at all exterior walls.
- Approximately 75% of the typical warehouse slab to be 6" thick 4,000 PSI concrete slab on grade with a trowel finish. Finished floor surface shall meet a tolerance of Ff-20, FL-15. Approximately 25% of the warehouse slab shall receive a metallic surface hardener and will have floor flatness tolerances of Ff = 30 and FL = 22.
-     Floor joints shall receive an epoxy caulk.

- Office area slab on grade to be 4" thick 3,000 PSI slab on grade with a smooth trowel finish. Finished floor surface shall meet a tolerance of Ff-20, FL-15.
-     All slabs to receive one application of spray-on cure and seal compound.
-     The 8 dock leveler pits are to be poured in-place concrete.
- The exterior walls shall be 6" thick, insulated precast concrete with a paint finish on the exterior surface.

Division 5 - Metals:
--------------------

- The roof framing shall consist of structural steel columns, joist and joist girder roof framing. Roof deck shall be 1-1/2" 22-gauge painted deck. Our proposal is based on the clear height requirement of 24'.
-     Miscellaneous steel items include the following:
      >  22 each - pipe bollards at overhead doors and dock stairs.
      >  8 each - dock pit edge angles.
      >  1 each - stair and handrails at loading dock.

Division 6 - Carpentry:
-----------------------
-     Wood roof blocking to be pressure-treated material.

Division 7 - Thermal Moisture Protection:
-----------------------------------------
- The building roof will consist of a 45 mil EPDM ballasted roof with a 10-year guarantee.
- The roof will slope to the dock wall and will drain to gutters and downspouts. Downspouts will surface drain.
-     We have included 28 each 4' x 8' skylights.

Division 8 - Doors & Windows:
-----------------------------
- Overhead doors, 8 each, shall be 8'-6" x 10' electrically operated with full vertical lift tracks and are located at the truck docks and at the gas storage dock.
- One 15' x 14' manually operated overhead door with a high-lift track is included at the drive-in ramp.

- Exterior personnel doors, 5 each, will consist of a hollow-metal frame, hollow-metal door and panic hardware.
- One pair of hollow-metal doors in a hollow-metal frame is included at the gas storage dock.
- Approximately 375 SF of 1" insulated tinted glass is included at the office area. Framing shall be clear of dark bronze anodized aluminum.
- One pair of storefront entrance doors and one single door is included at the office entrance.

Division 9 - Finishes:
----------------------
- An allowance of $10.00/SF for approximately 2,500 SF of office upfit includes the following:
      > Interior office partitions to be constructed of 3-5/8" metal stud with 1/2" gypsum drywall on each side.
      >    Floor finishes.
      >    Doors, frames and hardware.
      >    Painting and wall finishes.
      >    Ceilings.
      >    Millwork.
      >    Specialties.
-     Exterior personnel doors and dock doors shall be painted.
- We have not included the painting of the exposed structural steel framing or the exposed roof deck in the warehouse area, nor have we included the painting of the interior face of the exterior precast panel.
- The exterior precast wall panels shall receive a painted finish on the exterior surface.

Division 11 - Equipment:
------------------------
- Dock seals and dock levelers are provided at the 8 dock doors in accordance with the following:
      >  Frommell TP 901 NPC dock seals or equal.
      >  Rite Hite HD-1268 dock levelers or equal.

Division 15 - Mechanical:
------------------------

*       The plumbing system is based on the following:

           > Toilet facilities to meet code for tenant work force and ADA requirements. Process will require make-up water for 40 HP boiler.

           > One drain for each 5,000 SF of warehouse/processing area. Drains for handling water used to wash floors and equipment and infrequent use of potable water for once-through cooling heat exchangers, clarifier included.

           > Fire sprinkler in warehouse and office areas to be built in accordance with NFPA requirements, local code and insurance requirements: system to be .60/3000 GPM however .75/1100 GPM for warehouse storage areas.

           > For cafeteria - hot and cold water sink. Trucker toilet in small shipping office. Office area includes locker room with two showers and toilets.

*          Heating and air conditioning is included at the office area.

* The warehouse will be heated with twenty - 10 KW electric unit heaters.

*          HVAC design specifications are:


           Design Conditions:

           Outdoor           Summer                       95o F db
           Weather           Winter                       18o F db

           Indoor Performance:

           Offices           Summer                       74o F db
           Winter            70o F db

           Warehouse/         Summer
           Manufacturing      Winter                      50o F db

           Internal Conditions (Office 2,500 SF):

           People            150 GSF per person

           Lighting          Fluorescent lay-in
                             1.7 watts per GSF and 10% electronic ballast load

           Equipment         1 watt per GSF for office equipment

       Building Construction (40,710 SF):
       ----------------------------------

              Roof            R-10 Insulation
                              Flatt single membrane

              Walls           Masonry
                              R-8.3 insulation system

              Glass           Tinted insulating thermal pane
                              Solar = .45   Transmission = .60

                              Quantity not to exceed 25% of one-story wall area Special Landings:
      -----------------
      Equipment         None
      People            None
      Ventilation       None
      Humidity          None

      Manufacturing & Offices:
      -----------------------

      Electric unit heaters and destratification fans.

      Plant toilets and lockers exhaust fan.

      Offices with two 5-ton heat pumps and central ducted return.

      Through the wall AC unit and ceiling toilet exhaust for shipping office and restrooms.

      Breakroom odor and smoke exhaust fan.


Fire Protection:
----------------

*         The fire protection system is based on the following:

          > City connection fee, vault and backflow preventer allowance of $15,000.

          > Underground pipe extending to the building and electric booster pump system.

          > The interior fire protection system consists of a conventional wet pipe system for the office and warehouse. System design is based on .60 GPM over 3,000 SF.

          >  The coverage specified requires a city supply of 2,500 GPM at 70
             PSI.

Division 16 - Electrical:
-------------------------

* The service to the building will be served by a utility company transformer located 10' from the building. The service will consist of one 3,000A switchboard which will serve nine 200A distribution panels and four 100A panels. One 75 KVA transformer (480/120-208V) will be served from one of the distribution panels. The transformer will supply 120/208V to one 200A 120/208V panel. Eight distribution panels (200A) and four 100A panels will be for the Owner's use.

* The telephone service to the building in one 3" PVC conduit taken to a point 100' from the office building.

* The plant area will have light levels of 25 footcandles provided by building mounted fixtures. The parking lot adjacent to the building and the truck area adjacent to the building will be illuminated by the security lighting and by a pole mounted fixture. In addition, fixtures will be furnished over all mandoors. Exits with battery backup and emergency batter units will also be furnished. The emergency battery units are based on an open area; any equipment installation could affect the quantity of units.

* Electrical connections to unit heaters and destratification fans are included.

* A quantity of 6 receptacles are installed in the warehouse. One telephone outlet at the dock in the warehouse is furnished.

* The office area of 2,500 SF is complete with lighting fixtures, receptacles, connections to the air conditioning unit. This is a standard office upfit using acrylic lens fixtures.

* The fire alarm system includes only the sprinkler alarm. There is not additional fire alarm included.

BK: 06453      PG:   0318/0344            #:0156                      56.00

REGISTERED FEB/11/1991 02:02PM ANNE A. POWERS REGISTER OF DEEDS MECK. CO. N.C.

                                                                FEBRUARY 5, 1991









              DECLARATION OF PROTECTIVE COVENANTS AND RESTRICTIONS

                                      FOR

                           WITHERS COVE BUSINESS PARK











                                                                            COPY


RETURN TO:  MOORE & VAN ALLEN (BOX 39)

                                  EXHIBIT "C"


                                Use Restrictions

                               TABLE OF CONTENTS

                                                                     Page

ARTICLE I -  PURPOSE.................................................. 1

ARTICLE II-  DEFINITIONS.............................................. 1
     Section  2.1   Architectural Review Committee.................... 1
     Section  2.2   Association....................................... 1
     Section  2.3   Board............................................. 1
     Section  2.4   Common Area....................................... 1
     Section  2.5   Developer......................................... 2
     Section  2.6   Design Criteria................................... 2
     Section  2.7   Improvements...................................... 2
     Section  2.8   Lot............................................... 2
     Section  2.9   Occupant.......................................... 2
     Section  2.10  Owner............................................. 2
     Section  2.11  The Property...................................... 2

ARTICLE III-  ASSOCIATION............................................. 3
     Section  3.1   Membership........................................ 3
     Section  3.2   Voting............................................ 3

ARTICLE IV-  ARCHITECTURAL REVIEW COMMITTEE........................... 3
     Section  4.1   Necessity of Architectural Review and Approvals... 3
     Section  4.2   Approval.......................................... 3
     Section  4.3   Powers and Duties................................. 4
     Section  4.4   Liability......................................... 5
     Section  4.5   Limitation of Action.............................. 5

ARTICLE V -  REGULATION OF IMPROVEMENTS............................... 5
     Section  5.1   General........................................... 5
     Section  5.2   Minimum Setback/Landscape Buffer Lines............ 5
     Section  5.3   Compliance........................................ 6
     Section  5.4   Excavation and Site Grading....................... 6
     Section  5.5   Site Furniture.................................... 6
     Section  5.6   Curb Outs......................................... 6
     Section  5.7   Off-Street Parking................................ 6
     Section  5.8   Loading, Service and Outside Storage.............. 7
     Section  5.9   Mechanical Equipment.............................. 7
     Section  5.10  Hazardous Materials............................... 7


                                      (i)

                                                                     Page


     Section  5.11  Landscaping......................................  7
     Section  5.12  Underground Utilities............................  8
     Section  5.13  Height Restrictions..............................  8
     Section  5.14  Completion of the Construction...................  8
     Section  5.15  Signs............................................  8
     Section  5.16  Exterior and Interior Lighting...................  9
     Section  5.17  Irrigation.......................................  9
     Section  5.18  Antennae.........................................  9

ARTICLE VI-  MAINTENANCE.............................................  9
     Section  6.1   Maintenance......................................  9
     Section  6.2   Enforcement...................................... 10
     Section  6.3   Landscape Buffer Easement........................ 11
     Section  6.4   Access at Reasonable Hours Responsibilities...... 11

ARTICLE VII-  PROPERTY RIGHTS........................................ 11
     Section  7.1   Owners' Easements of Enjoyment................... 11
     Section  7.2   Permitted Operations and Uses.................... 11
     Section  7.3   Delegation of Use................................ 12
     Section  7.4   Other Easements.................................. 12
     Section  7.5   Right of Entry................................... 12
     Section  7.6   No Partition..................................... 12

ARTICLE VIII-  MAINTENANCE ASSESSMENTS............................... 12
     Section  8.1   Creation of the Lien and Personal Obligation of
                      Assessments.................................... 12
     Section  8.2   Purpose of Assessments........................... 13
     Section  8.3   Annual Assessments............................... 13
     Section  8.4   Special Assessments.............................. 13
     Section  8.5   Uniform Rate of Assessment....................... 13
     Section  8.6   Date of Commencement of Annual Assessments; Due
                      Date........................................... 13
     Section  8.7   Duties of the Board of Directors................. 13
     Section  8.8   Repair Assessment................................ 13
     Section  8.9   Effect of Non-Payment of Assessment: The Lien, the
                      Personal Obligation, Remedies of Association... 14
     Section  8.10  Subordination to Lien of Mortgages............... 14
     Section  8.11  Exempt Property.................................. 14

ARTICLE IX-  REPURCHASE RIGHTS OF DEVELOPER.......................... 15
     Section  9.1   Right to Repurchase if No Construction........... 15



                                      (ii)

                                                                            Page
    Section   9.2  Developer's Right of First Refusal on Transfer of
                     Unimproved Lots................................. 15

ARTICLE X-  DEVELOPER'S RESERVED RIGHTS TO PROPERTY.................. 16
    Section  10.1  Extension of Covenants and Restrictions to
                     Include Additional Property..................... 16
    Section  10.2  Withdrawal of Land................................ 16
    Section  10.3  Platting and Subdivision Restrictions............. 16
    Section  10.4  Public Roads - Easements.......................... 17

ARTICLE XI-  MISCELLANEOUS........................................... 17
    Section  11.1  Term.............................................. 17
    Section  11.2  Termination and Modification...................... 17
    Section  11.3  Assignment of Developer's Rights and Duties....... 17
    Section  11.4  Mutuality, Reciprocity; Runs with Land............ 18
    Section  11.5  Notices........................................... 18
    Section  11.6  Singular and Plural............................... 18
    Section  11.7  Failure to Enforce Not a Waiver of Rights......... 18
    Section  11.8  Condominium....................................... 18
    Section  11.9  Constructive Notice and Acceptance................ 18
    Section  11.10 Severability...................................... 18
    Section  11.11 Captions.......................................... 19



                                     (iii)

              DECLARATION OF PROTECTIVE COVENANTS AND RESTRICTIONS
                                      FOR
                           WITHERS COVE BUSINESS PARK

     THIS DECLARATION, made the 6th day of February, 1991, by WITHERS COVE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as the "Developer") which declares that the real property comprised of the lot parcels, and sites, platted or unplatted, more legally described in attached Exhibit "A" and incorporated herein by reference, to be known as "WITHERS COVE BUSINESS PARK", which is currently owned by the Developer, is and shall be held, transferred, sold, conveyed, leased, and occupied subject to the covenants, restrictions, easements, charges and liens hereinafter set forth.

                                   ARTICLE I
                                    PURPOSE

     The purpose of this Declaration is to insure the proper use and most appropriate development of WITHERS COVE BUSINESS PARK (hereinafter referred to as the "Park") through the imposition of uniform standards. It is the intent of this Declaration to provide conditions, covenants, restrictions, etc. that insure that the Park will always be maintained as an attractive, quality oriented, uncongested business environment. These covenants are designed to protect the owners, lessees, sublessees of property against improper and undesirable uses of surrounding property. In essence, this Declaration should guard against unwarranted property depreciation which can be caused by such factors as haphazard and unharmonious improvements.

                                   ARTICLE II
                                  DEFINITIONS

     The following words, when used in this Declaration, shall have the following meanings:

     Section 2.1 "Architectural Review Committee" (the "ARC") shall be composed of no less than three (3) or more than five (5) individuals so designated from time to time by the Board of Directors of the Association. The individuals comprising the ARC shall have the powers as set forth herein.

     Section 2.2 "Association" shall mean and refer to WITHERS COVE BUSINESS PARK ASSOCIATION, INC., a North Carolina non-profit corporation. This is the Declaration of Protective Covenants and Restrictions to which the Articles of Incorporation (hereinafter referred to as the "Articles") and By-Laws (hereinafter referred to as the "By-Laws") of the Association make reference.

     Section 2.3 "Board" shall mean and refer to the Board of Directors of the Association.

     Section 2.4 "Common Area" shall mean and refer to all real and/or personal property which the Association and/or the Developer owns or has an interest in for the common use of the members of the Association, including, but not limited to, park landscape, streetscape, park irrigation systems, entry features, directional graphic system, drainage, landscape medians, security and safety features, sidewalks, roads, project lighting and recreational facilities or any other use to which a majority of the membership of the Association may accede. The Developer agrees that all of the Common Area, fee simple title to which may be owned or held by the Developer, shall be conveyed to the Association not later than one hundred twenty (120) days after the developer relinquishes control of the Board.

     Section 2.5 "Developer" shall mean and refer to the WITHERS COVE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, its successors and assigns, and include any person or entity to which Developer may assign its rights, privileges, duties and obligations hereunder, which rights, privileges, duties and obligations are and shall be assignable.

     Section 2.6 "Design Criteria" shall mean and refer to the quality and character specifications prepared by the Developer. Such Design Criteria may be modified or amended from time to time in the future by Developer in its sole discretion (subject to any necessary approval and/or changes by any regulatory authorities of Mecklenburg county or other governing body) and shall be binding upon all Owners and Occupants of the Park.

     Section 2.7 "Improvements" shall mean and refer to any man-made changes in the natural condition of the land including, but not limited to, structures and construction of any kind, whether above or below the land surface such as any building, fence, wall, sign, addition, alteration, screen enclosure, sewer, drain, disposal, lake, waterway, road, paving, utilities, grading, landscaping, signs and exterior illumination and shall not be limited to any changes in any exterior color or shape and any new exterior construction or exterior improvement.

     Section 2.8 "Lot" shall mean and refer to any parcel of the property in the Park, together with any and all improvements thereon.

     Section 2.9 "Occupant" shall mean and refer to any person or organization which has occupied, purchased, leased, rented or is otherwise licensed or legally entitled to occupy and/or use any Lot(s) or Improvement(s) in the Park (whether or not such right is exercised) as well as their heirs, assigns, and successors in interest.

     Section 2.10 "Owner" shall mean and refer to the record owner, whether one or more partners, person, trusts, corporations, or other entity, of the fee simple interest to a Lot or any other portion of the Property, including contract sellers (but not contract purchasers) their heirs, successors, personal representatives or assigns. An Owner may, upon written notice to the Developer and/or the Association, assign all or part of his rights, but not his duties hereunder, to the Owner's tenant.

     Section 2.11 The "Property" shall mean WITHERS COVE BUSINESS PARK (hereinafter referred to as the "Park") and refers to all of the real property described in Exhibit "A" hereof and any portion thereof, and any and all improvements thereon and additions thereto, as are subject to this Declaration.

                                  ARTICLE III
                                  ASSOCIATION

     Section 3.1 Membership. Every person or entity who is a record fee simple Owner of a Lot, including the Developer, at all times as long as it owns all or any part of the Property subject to this Declaration, shall be a member of the Association, provided that any such person or entity who holds such interest only as security for the performance of an obligation shall not be a member. When one or more persons or entities holds fee simple title to any part of the Property, all such persons or entities shall be members but voting power is limited as provided in the Articles. Membership shall be appurtenant to, and may not be separated from, the ownership of a Lot.

     Section 3.2 Voting. Voting rights in the Association shall be as are set forth in the Articles.


                                   ARTICLE IV
                         ARCHITECTURAL REVIEW COMMITTEE

     Section 4.1  Necessity of Architectural Review and Approvals.
     (A) No Improvement of any kind shall be commenced, constructed, erected, placed, altered or maintained upon any Lot, nor shall any addition, change, or alteration thereon or thereof be made, nor shall any subdivision platting or replatting or any Lot be made until plans and specifications with respect thereto, in manner and form satisfactory to the ARC showing the proposed Improvements, plot layout and all exterior elevations, materials and colors, signs and landscaping, traffic engineering, number and size and layout of parking spaces, grading, easements and utilities, proposed building use, size, and number of employees, and such other information as may be requested by the ARC have been submitted to and approved in writing by the ARC. Such plans and specifications shall be submitted in writing over the signature of the Owner or the Owner's authorized agent.

     (B) No Lot shall be subdivided or re-platted and no portion thereof less than the entire Lot shall be conveyed without the prior written consent of the ARC and the Board.

     Section 4.2  Approval.  Approval shall be based, among other things, upon
(i) the size and square footage of the Project; (ii) the adequacy of building site dimensions; (iii) the conformity and harmony of exterior design with neighboring structures; (iv) the effect of location and use of Improvements on neighboring building sites; (v) the intended operations and uses; (vi) the relation of the Improvements with the topography; (vii) the grade and finished ground elevation of the building site being improved to that of neighboring building sites; (viii) proper facing of main elevation with respect to nearby streets; and (iv) the conformity of the plans and specifications with the Design Criteria. The ARC shall not arbitrarily or unreasonably withhold its approval of such plans and specifications. If ARC has not responded to Owner within thirty (30) days of acknowledged receipt of plans and specifications by the ARC, said plans and specifications shall be deemed to have been approved by the ARC: a written request for further information will satisfy the ARC's obligation to respond.

     Section 4.3 Powers and Duties. The ARC shall have the following powers and duties:

     (A) To recommend, from time to time, to the Board modifications and/or amendments to the Design Criteria. Any modification or amendment to the Design Criteria shall be consistent with the provisions of this Declaration, and shall not be effective until adopted by a majority of the members of the Board at a meeting duly called and noticed and at which a quorum is present and voting and are approved in writing by the Developer. Notice of any modification or amendment to the Design Criteria, including a verbatim copy of such change or modification shall be delivered to each member of the Association; provided that, the delivery to each member of the Association of notice and a copy of any modification or amendment to the Design Criteria shall not constitute a condition precedent to the effectiveness or validity of such change or modification.

     (B) To require submission to the ARC of at least three (3) complete sets of all plans and specification for any Improvement, the construction or placement of which is proposed upon any Lot. The ARC may also require submission of samples of building materials and colors proposed for use on any Lot, and may require such additional information as reasonably may be necessary for the ARC to evaluate completely the proposed Improvement in accordance with this Declaration and the Design Criteria. Reviews shall be coordinated with any required City and County approvals or approvals of other governing bodies.

     (C) To approve or disapprove any Improvement or change or modification thereto, the construction, erection, performance or placement of which is proposed upon any Lot and to approve or disapprove any exterior additions, changes, modifications, or alterations therein or thereon. All decisions of the ARC shall be submitted in writing to the Owner and the Board, and evidence thereof may, but need not, be made by a certificate, in recordable form, executed under seal by the President or any Vice President of the Association. Any party aggrieved by a decision of the ARC shall have the right to make a written request to the Board, within thirty (30) days of such decision, for a review thereof. The determination of the Board upon reviewing any such decision shall in all events be final and dispositive upon all parties.

     (D) If any Improvement is changed, modified or altered without prior approval of the ARC, then the Owner shall upon demand cause the Improvements to be restored and to comply with the plans and specifications originally approved by the ARC and shall bear all costs and expenses of such restoration, including the costs and reasonable attorney's fees of the ARC.

     (E) To adopt a schedule of reasonable fees for processing requests for ARC approval of proposed Improvements. Such fees, if any, shall be payable to the Association in cash, at the time that plans and specifications are submitted to the ARC. In the event such fees, as well as any other costs or expenses of the ARC pursuant to any other provisions of this

Article are not paid by the Owner, they shall become a lien of the Association on the Lot, pursuant to Article 8.9 hereof.

     (F) To retain professional advisors such as attorneys and architects as may be necessary in the exercise of its powers.

     (G) To perform such incidental acts as may be necessary in the exercise of its powers.

     Section 4.4 Liability. Neither the ARC nor Developer or their respective successors or assigns shall be liable in damages to anyone submitting plans to them for approval, or to any Owner affected by this Declaration, by reason of mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval, disapproval or failure to approve any such plans and specifications. Every person or entity who submits plans to the ARC for approval agrees, by submission of such plans and specifications, and every Owner or tenant of any Lot agrees, by acquiring title thereto or an interest therein, that he will not bring any action or suit against the ARC or Developer to recover any such damages.

     Section 4.5 Limitation of Action. Notwithstanding anything to the contrary herein contained, after the expiration of one (1) year from the completion of any Improvement, (evidenced by issuance of a Certificate of Occupancy by the appropriate governing agency) said Improvement shall, in favor of purchasers and encumbrances, in good faith and for value, be deemed to be in compliance with all provisions of this Article, unless actual notice of such noncompliance or noncompletion, executed by the Association, shall appear of record in the Public Records of Mecklenburg County, North Carolina, or unless legal proceedings shall have been instituted to enforce compliance or completion.

                                   ARTICLE V
                           REGULATION OF IMPROVEMENTS

     Section 5.1 General. No Improvement shall be commenced, erected, constructed, altered, or maintained upon any Lot, nor shall any change or alteration thereon or thereof be made, nor any subdivision, plat or replat be made unless and until the plans, specifications and location shall have been submitted to and approved in writing by the ARC as more fully set forth in
Article IV of this Declaration.

     Section 5.2 Minimum Setback/Landscape Buffer Lines. No structure of any kind, and no part thereof shall be placed on any site closer to a property line than herein provided, unless specifically approved, in writing, by the ARC. Preliminary guidelines are as illustrated in the following table:

                     Set Backs For Buildings Facing:

                                         Front        Side        Rear
Westinghouse Boulevard                    80'         30'         60'
Steele Creek Road                         80'         30'         60'
Quality Drive                             80'         30'         60'
Withers Cove Park Drive                   80'         30'         60'
Cul-de-sac Rail Lots                      80'         30'      rail spur

Where Westinghouse Blvd., Quality Dr.
 or WC Park Dr. in the side yard           -          40'         60'

Corner Lots with Bldg. facing corner      80'         40'         60'

                   Parking Set Backs for Buildings Facing:

                                         Front        Side        Rear
Westinghouse Boulevard                    40'         10'         10'
Steele Creek Road                         40'         10'         10'
Quality Drive                             30'         10'         10'
Withers Cove Park Drive                   30'         10'         10'
Cul-de-sac Rail Lots                      30'         10'         10'

Where Westinghouse Blvd., Quality Dr.
 or WC Park Dr. is the side yard           -          30'         10'

Corner Lots with Bldg. facing corner      40'         30'         10'

     Section 5.3 Compliance. Each Owner shall comply in all respects with local laws issued by Mecklenburg County, North Carolina, or other applicable governing agency.

     Section 5.4 Excavation and Site Grading. No excavation shall be made except in connection with construction of an Improvement, and upon completion thereof, exposed openings shall be backfilled, graded, and leveled. Site grading shall be subject to the approval of the ARC and shall be in conformance with the Design Criteria.

     Section 5.5 Site Furniture. Site furniture and mechanical equipment visible from a street shall be considered as landscape elements, and all site furniture, including exterior lighting fixtures, shall be subject to the approval of the ARC as elsewhere herein provided, and in conformance with the Design Criteria.

     Section 5.6 Curb Cuts. It is intended that curb cuts be minimized and designed in accordance with the Design Criteria.

     Section 5.7 Off-Street Parking. No parking shall be permitted on any street, lawn, median strip, public walkway, swale, berm or other unpaved area or at any place other than on the paved parking spaces. Each Owner and tenant shall be responsible for compliance with the foregoing by his employees and visitors. Off-street parking shall be provided by each Owner and tenant for customers and visitors. The location, number and size of parking spaces shall be in accordance with the Design Criteria, subject to approval by the ARC pursuant to Article IV hereof. All off-street parking, access drives and loading areas shall be paved and properly graded to assure proper drainage. Proper visual screening, trees, earth mounding and other landscaping must be provided between any parking lot and any street. If parking requirements increase as a result of the change in the number of employees, additional off-street parking shall be provided to satisfy the intent of this Article. If governmental zoning requirements shall ever exceed the above minimum standards, then such zoning requirements shall become the minimum standards.

     Section 5.8 Loading, Service and Outside Storage. Each Lot shall provide sufficient on-site loading facilities to accommodate site activities. All loading movement, including turnarounds, shall be made off of the public right-of-way. Loading docks shall be located and screened so as to minimize their visibility from any street or other right-of-way. Screening of service areas, loading docks and so forth may consist of any approved combination of earth mounding, landscaping, walls and/or fencing.

     Section 5.9 Mechanical Equipment. All roof-top mechanical equipment shall be screened from the view of adjacent streets and buildings with material compatible with the building architecture or by the use of a parapet wall. Ground-mounted equipment such as power transformers and air conditioning equipment shall be screened from public view by fencing or landscaping, all of which shall be approved in writing by the ARC with its approval of the Plans.

     Section 5.10 Hazardous Materials. The storage of hazardous materials shall be permitted only in strict accordance with any applicable law, ordinance, rule or regulation and any hazardous waste management plans adopted by government having legal jurisdiction over the Property or as may be prepared by the Developer for the Property in addition to all statutes, rules, regulations or ordinances applicable thereto.

     Section 5.11  Landscaping.
     (A) All Lots shall be landscaped in accordance with the Design Criteria and approved in writing by the ARC prior to any development of the building site. Such landscaping plan shall include information regarding the type of sodding, the type of seeding, the types of trees, hedges and shrubs and information regarding other customary landscape treatment for the entire site, including fences, walls and screening. All landscaping plans shall also include an underground lawn sprinkling system. All landscaping shall be undertaken, completed and maintained in accordance with such approved plan and said plan may not be altered, amended or revised without submitting the revised landscaping plan for prior written approval by the ARC.

     (B) All landscaping required hereunder or otherwise to be provided on any Lots shall be completed within sixty (60) days after the substantial completion of construction of any buildings to be constructed on the Lot; provided, however, if weather conditions do not at such time permit, then such landscaping shall be completed as soon thereafter as weather conditions permit. If any Owner fails to undertake and complete his landscaping within the time limit previously set forth herein, the Developer, his agents or the Association may, at its option, after giving the Owner ten (10) days written notice forwarded to Owner, undertake and complete the landscaping of the building site in accordance with the landscaping plan. If Developer undertakes and completes such landscaping because of the failure of Owner to complete the same, the costs of such landscaping shall be assessed against the Owner, and if said assessment is not paid within thirty (30) days after written notice of such assessment from Developer, said assessment will constitute a lien on the Lots and may be enforced as set forth in Article VIII hereof.

     Section 5.12 Underground Utilities. All utility connections, including all gas docks, propane tanks, electrical and telephone connections and installations of wires to buildings shall be designed and installed in accordance with the Design Criteria. Except as hereinafter specified, no pipe, conduit, cable or line for water, gas, sewage, drainage, steam, electricity or any other energy or service shall be installed or maintained (outside of any building) by any Owner above the surface of the ground. Notwithstanding the foregoing, Developer, but no other Owner, may grant easements for and cause temporary and permanent overhead electricity lines and supporting structures to be installed on the Property solely for the purpose of providing service to same.

     Section 5.13 Height Restrictions. No building or appurtenance including, but not limited to, water towers, standpipes, penthouses, elevators or elevator equipment, stairways, ventilating fans or similar equipment required to operate and maintain any building, fire or parapet walls, skylights, tanks, cooling or other towers, wireless radio or television masts, or flagpoles shall exceed any height restrictions by any governing municipal or regulatory agencies and the Design Criteria.

     Section 5.14 Completion of the Construction. After commencement of construction of any structure, the Owner shall diligently prosecute the work thereon, to the end that the structure shall not remain in a partly finished condition any longer than reasonably necessary for completion thereof.

     Section 5.15  Signs.

     (A) All signs and displays, both permanent and temporary, including without limitation "for sale" or "for lease" signs, shall have the prior written approval of the ARC as to size, color, location and content and shall be in conformance with the Design Criteria and any applicable laws and ordinances.

     (B) The naming of a building shall be at the discretion of the Developer.

     (C) The Developer may erect a sign or signs identifying, describing or advertising the Park or any of its available buildings or land.

     (D) Parking of trucks, vans, campers or any other vehicle or movable objects having sides which identify the business with signs, insignias or logos will not be permitted in the front of the building for any extended period.

     (E) During the construction of a building, signs identifying the Owner, architect, general contractor, construction lender and the like shall be permitted as described in the Design Criteria.

     Section 5.16 Exterior and Interior Lighting. No exterior lighting of any nature shall be installed or operated without the prior written approval of the ARC. Exterior lighting on all lots shall be limited to signs and security and safety illumination of streets or roadways, parking lots, access drives and walks, building entrances, loading areas and service areas and exterior lighting of overall building surfaces. All interior and exterior lighting must be arranged or shielded so as to avoid excessive glare or reflection onto any portion of any adjacent street or into the path of oncoming vehicles or onto any adjacent property. No flashing, traveling, animated or intermittent lighting shall be visible from the exterior of any building. Pole mounted exterior fixtures shall be limited to a maximum height of thirty (30) feet, or in compliance with the governing municipal and regulatory authorities and the Design Criteria.

     Section 5.17 Irrigation. Automatic irrigation systems shall be required and shall be designed and installed in accordance with the Design Criteria. Irrigation water shall be pumped from lakes, wells or a public water source. Should on-site wells be used in place of lakes or a public water source, wells shall be dug to a depth free of iron-staining deposits to prevent water staining of walks and buildings through irrigation sprays. Wells shall also contain de-rusting equipment as approved by the ARC.

     Section 5.18 Antennae. No antennae or satellite dishes for receipt or transmission of television signals or any other form of electromagnetic radiation shall be erected, used or maintained on any Site except if approved by the ARC.

                                   ARTICLE VI
                                  MAINTENANCE

     Section 6.1 Maintenance Responsibilities. Owners and Occupants of any Lot shall, jointly and severally, have the duty and responsibility, at their sole cost and expense, to keep that part of the Park so owned or occupied, including buildings, Improvements, and grounds (whether or not located in a public right of way) in connection therewith, in a well maintained, safe, clean and attractive condition at all times. Such maintenance includes, but is not limited to, the following:

      (A)  Removing promptly all litter, trash, refuse and wastes;

      (B) Mowing of lawn no less often than when the grass is more than five (5) inches high; if the Lot is unimproved, weeds must be cut below twenty-four (24) inches and grass within the landscaped buffer easement as well as in the right of way abutting the front of the Lot must be maintained to a height of no more than five (5) inches;

      (C) Pruning of trees and shrubbery except those trees and shrubs planted by Developer and maintained by the Association;

      (D)  Watering and fertilizing;

      (E) Keeping exterior lighting, signs, and mechanical facilities in working order except street lighting maintained by the Association;

      (F) Keeping lawn and landscaped areas alive, mowed, free of weeds and attractive, including areas in public rights of way abutting the Lot;

      (G)  Keeping parking areas, driveways and roads in good repair;

      (H) Complying with all governmental, health, police and fire requirements, statutes and regulations;

      (I)  Striping and sealing of parking and driveway areas;

      (J) During construction, it shall be the responsibility of each Owner to insure that construction sites are kept free of unsightly accumulations of rubbish and scrap materials, and that construction materials, trailers, shacks and the like are kept in a neat and orderly manner;

      (K) Keeping all site irrigation and drainage systems in good repair and working order;

      (L) Repairing buildings and Improvements so that no building or other Improvement falls into disrepair and each Improvement shall at all times be kept in good condition and repair and adequately painted or otherwise finished in accordance with the plans and specifications; and

      (M) Painting of all exterior painted surfaces shall be done at least every five (5) years, unless a waiver is obtained from the ARC.

     Section 6.2 Enforcement. If, in the opinion of the Developer and/or the Association, any such Owner or Occupant has failed in any of the foregoing duties or responsibilities, then the Developer and/or the Association may give such person written notice of such failure and such person must within ten (10) days after receiving such notice, perform the care and maintenance required. Should any such person fail to fulfill this duty and responsibility within such period, then the Developer and/or the Association, through its authorized agents, shall have the right and power to enter onto the premises and perform such care and maintenance without any liability for damages for wrongful entry, trespass or otherwise to any person. The Owners and Occupants for which such work is performed shall jointly and severally be liable for the cost of such work and shall promptly reimburse the Developer and/or the Association for such cost. If such Owner or Occupant shall fail to reimburse the Developer and/or the Association within thirty (30) days after receipt of a statement for such work from the Developer and/or the Association, then said indebtedness shall be a debt of all of said persons jointly and severally, and shall constitute a lien against the Lot on which said work was performed. Such lien shall have the same attributes as the lien for assessments and special assessments set forth in Article VIII and the Developer and/or the Association shall have identical powers and rights in all respects including, but not limited to, the right of foreclosure.

     Section 6.3 Landscape Buffer Easement. Any Owner having property fronting on major thoroughfares, secondary roadways, or other accessways shall grant through this Declaration a twenty (20) foot landscape easement across the setback fronting such roadways in addition to any area within the public right of way. These landscape setbacks fronting the roadways may be maintained by the Association at its election. Should the Association elect to maintain this landscaping, the cost of this landscape maintenance shall be a part of the overall Association annual assessment budget.

     Section 6.4 Access at Reasonable Hours. For the purpose of performing the maintenance authorized by this Article, the Association, through its duly authorized agents or employees, shall have the right, after reasonable notice to the Owner, to enter upon any Lot, Property or the exterior of any Improvements thereon at reasonable hours.

                                  ARTICLE VII
                                PROPERTY RIGHTS

     Section 7.1 Owners' Easements of Enjoyment. Every Owner shall have a right and easement of enjoyment in and to the Common Area which shall be appurtenant to and shall pass with the title to each Lot, subject to the following:

      (A) The right of the Association to take such steps as are reasonably necessary to protect the Common Area against foreclosure;

      (B) All provisions of this Declaration, and plat of all or any part or parts of the Property, and the Articles and By-Laws of the Association;

      (C) Rules and regulations governing use and enjoyment of the Common Area adopted by the Association; and

      (D) Restrictions contained on any and all plats of all or any part of the Common Area or filed separately with respect to all or any part or parts of the Property.

     Section 7.2 Permitted Operations and Uses. These include office, warehousing, light manufacturing, research and development, and business, of a kindred nature including accessory or directly related services in compliance with all ordinances of Mecklenburg County, and other governmental entities. Unless otherwise specifically prohibited by the governing municipal and regulatory agencies, the Design Criteria or this Declaration, any operation and use, as described above, will be permitted if it is performed or carried out entirely within a building that is so designed and constructed that the enclosed operations and uses do not cause or produce a nuisance to adjacent sites such as, but not limited to, vibration, sound, electromechanical disturbance, radiation, air or water pollution, dust or emission of odorous, toxic or non-toxic matter. Further, no illegal, noxious or offensive trade, service or activity shall be permitted.

     Section 7.3 Delegation of Use. Subject to such limitations as may be imposed by the By-Laws, each Owner may delegate his right of enjoyment in and to the Common Area and facilities to its tenants and invitees.

     Section 7.4  Other Easements.
     (A) Ten (10) foot easements along every property line of each lot for installation and maintenance of utilities and drainage facilities are hereby reserved by Developer. Within these easements, no structure, planting, or other material shall be placed or permitted to remain which may damage or interfere with the installation and maintenance of utilities, or which may damage, interfere with, or change the direction of flow of drainage facilities in the easements. The easement area of each Lot and any Improvements therein shall be continuously maintained by the Owner, except for Improvements which are the responsibility of a public authority or utility company.

     (B) No permanent Improvement of any kind other than surface parking areas shall be built, erected, or maintained on any such easement, reservation, or right-of-way, and such easements, reservations, and rights-of-way shall at all times be open and accessible to public and quasi-public utility corporations, their employees and contractors, and shall also be open and accessible to Developer all of whom shall have the right and privilege of doing whatever may be necessary in, on, under, and above such locations to carry out any of the purposes for which such easements, reservations, and rights-of-way are reserved.

     Section 7.5 Right of Entry. The Association, through its duly authorized employees and contractors, shall have the right after reasonable notice to the Owner thereof, to enter any Lot or other Property subject to this Declaration at any reasonable hour on any day to perform such inspection and/or maintenance as may be authorized herein.

     Section 7.6 No Partition. There shall be no judicial partition of the Common Area, nor shall Developer, or any Owner or any other person acquiring any interest in the Park or any part thereof, seek judicial partition thereof.

                                  ARTICLE VIII
                            MAINTENANCE ASSESSMENTS

     Section 8.1 Creation of the Lien and Personal Obligation of Assessments. Each Owner, (by acceptance of a deed for a Lot, whether or not it shall be so expressed in any such deed or other conveyance) including any purchaser at a judicial sale, shall be deemed to covenant and agree to pay to the Association any annual assessments or charges, and any special assessments to be fixed, established and collected from time to time as hereinafter provided. All such assessments, together with interest thereon, and costs of collection thereof, as set forth in Section 8.9, shall be a charge on the Lot(s) and shall be a continuing lien upon the Lot(s) against which each such assessment is made, and shall also be the personal obligation of the Owner. No Owner of a Lot may waive or otherwise escape liability for the assessments provided for herein by non-use of the Common Area or by abandonment. No portion of any Property which does not constitute a Lot will be liable for any annual or special assessment under this Section.

     Section 8.2 Purpose of Assessments. The annual and special assessments levied by the Association shall be used exclusively for the purpose of promoting the health, beauty, safety, security and welfare of the Owners and in particular for the improvements and maintenance of the Common Areas and of any easement in favor of the Association and maintenance and beautification of public rights-of-way if not maintained by a public body, including, but not limited to, the cost of taxes, insurance, labor, equipment, materials, management, maintenance and supervision thereof, as well as for such other purposes as are permissible activities of, and undertaken by, the Association.

     Section 8.3 Annual Assessments. Except as hereinafter provided, the annual assessment, excluding any special assessment, shall be set by a majority vote of the Board. The amount of the annual assessment shall be determined by the Board in accordance with the projected financial needs of the Association. The decision of the Board as to such amount shall be final.

     Section 8.4 Special Assessments. In addition to any annual assessments, the Association may levy in any assessment year a special assessment, applicable to that year only, for the purpose of defraying, in whole or in part, the cost of any construction, reconstruction, unexpected repair or replacement of a capital improvement as approved by the Board, including the necessary fixtures and personal property related thereto, or to make up the difference between actual operating costs and the annual assessment provided that any such assessment shall have the assent of a majority of the Owners who are voting in person at a meeting duly called for this purpose, written notice of which shall be sent to all Owners at least five (5) days but not more than thirty (30) days in advance and shall set forth the purpose of the meeting.

     Section 8.5 Uniform Rate of Assessment. All regular and special assessments shall be at a uniform rate for each acre in the Association exclusive of Common Areas.

     Section 8.6 Date of Commencement of Annual Assessments; Due Date. The assessments for which provision is herein made shall commence on January 1, 1992, and continue thereafter on a calendar year basis. The due date of any assessment shall be fixed in the resolution authorizing such assessments, and any such assessments shall be payable in advance in quarterly, semi-annual, or annual installments, as determined by the Board.

     Section 8.7 Duties of the Board of Directors. At least thirty (30) days prior to January 1 of each year, the Board shall determine the amount of the assessment against each Lot. In addition, at such time the Board shall prepare a roster of the Lots and assessments applicable thereto which shall be kept in the office of the Association and shall be open to inspection by an owner. Written notice of the assessment shall be sent to every Owner subject thereto not later than thirty (30) days prior to January 1 of each year. The Association shall upon demand furnish to any Owner liable for said assessment a certificate in writing signed by an officer of the Association, setting forth whether said assessment has been paid.

     Section 8.8 Repair Assessment. If in the process of construction upon any Lot in the making of any Improvement, the Owner, its employees, agents or independent contractors cause damage to any other Lot, Improvement, Common Area, dedicated roads or to any other property owned by someone else within the Park, the Owner shall be responsible for such damage. If the Association, either voluntarily or involuntarily, makes repairs or otherwise cures the damage caused by the Owner, its employees, agents or independent contractor, the Owner shall be obligated to reimburse the Association for all expenses the Association incurred in curing the damage. Such amount shall be treated as a special assessment and the Association shall have all rights and powers as provided in this Article.

     Section 8.9 Effect of Non-Payment of Assessment: The Lien, the Personal Obligation, Remedies of Association. If the assessment is not paid within thirty (30) days after the due date, which shall be set by the Board, the assessment shall bear interest from the date due at the rate of fifteen (15%) percent per annum. The lien of the Association upon a Lot shall be effective from and after recording, in the Public Records of Mecklenburg County, North Carolina, a claim of lien stating the description of the Lot encumbered thereby, the name of the Owner, the amount and the date when due. Such claim of lien shall include not only assessments which are due and payable when the claim of lien is recorded, plus interest, costs, attorney's fees, advances to pay taxes and prior encumbrances and interest thereon, but also such claim of lien shall include such additional assessments which accrue from the due date until the entry of a judgment in favor of the Association with respect to such lien. Such claims of lien shall be signed and verified by an officer or agent of the Association. Upon full payment of all sums secured by such claim of lien, the same shall be satisfied of record. If the claim of lien is not satisfied, the Association may at any time thereafter bring an action to foreclose the lien against the Lot(s) in like manner as a foreclosure of a mortgage on real property, and/or a suit on the personal obligation against the Owner(s), and there shall be added to the amount of such assessment the cost of preparing and filing the complaint in such action including a reasonable attorney's fee, and in the event a judgment is obtained, such judgment shall include interest on the assessment as above provided and a reasonable attorney's fee to be fixed by the Court, together with the cost of the action.

     Section 8.10 Subordination to Lien of Mortgages. The lien of the assessments for which provision is herein made, as well as in any other Article of this Declaration, shall be subordinate to the lien of any mortgage to a federal or state chartered bank, life insurance company, federal or state savings and loan association, real estate investment trust, retirement fund or institutional mortgage company. Such subordination shall apply only to the assessments which have become due and payable prior to a sale or transfer of such Lot pursuant to a decree of foreclosure of such mortgage or pursuant to a Deed or transfer in lieu of foreclosure. No sale or other transfer shall relieve any Lot from liability for any assessment thereafter becoming due, nor from the lien of any such subsequent assessment. The written opinion of either the Developer or the Association that the lien is subordinate to a mortgage shall be dispositive of any questions of subordination.

     Section 8.11 Exempt Property. The Board shall have the right to exempt any Lot subject to this Declaration from the assessments, charge and lien created herein provided that such part of the Property exempted is used (and as long as it is used) for any of the following purposes:

     (A) As an easement or other interest therein dedicated and accepted by the local public authority and devoted to public use;

     (B) As Common Area as defined in Section 2.4 hereof; and

     (C) As Property exempted from ad valorem taxation by the laws of the State of North Carolina, to the extent agreed to by the Association.

Notwithstanding any provision herein, no Lot devoted to light industrial, research, office park or related use or commercial use shall be exempt from said assessment, charges or lien.

                                   ARTICLE IX
                         REPURCHASE RIGHTS OF DEVELOPER

     Section 9.1 Right to Repurchase if No Construction. If, after one (1) year from the date of a sale of any Lot within the Park, any Owner shall not have begun in good faith the construction of an accepted and approved building upon such site, the Developer, at his option, may require the Owner to reconvey the Lot to the Developer, free and clear of all encumbrances except this Declaration. The repurchase price shall be the price paid by the Owner for the Lot, when purchased from the Developer less any unpaid balances of any liens, mortgages or encumbrances owed the Developer or the Association. The Developer shall give thirty (30) days written notice of intent to repurchase. In the event the Owner refuses or fails to reconvey the Lot, the Developer may seek specific performance of this covenant by filing an action in a court of competent jurisdiction. The Developer may also recover its court costs and reasonable attorney fees in enforcing this provision.

     Section 9.2 Developer's Right of First Refusal on Transfer of Unimproved Lots. In addition to the Developer's rights under Section 9.1, and regardless of the length of time of ownership of the Lot, no Lot or interest therein, upon which a building has not been constructed shall be sold or transferred unless and until the Owner of such Lot shall have first offered to sell such Lot to Developer and Developer has waived, in writing, its right to repurchase said Lot. This is to be accomplished in the following manner:

     (A) Any Owner to make a bona fide sale of his Lot or other Property or any interest therein shall give to the Developer notice of such intention, together with a fully executed copy of the proposed contract of sale (the "Proposed Contract"). Within thirty (30) days of receipt of such notice and information, Developer shall either exercise, or waive exercise of, its right of first refusal. If Developer elects to exercise its right of first refusal, it shall, within thirty (30) days after receipt of such notice and information, deliver to the Owner an agreement to purchase the Lot or Property upon the following terms:

              (1) The price to be paid and the terms of payment shall be that stated in the Proposed Contract; and

              (2) The sale shall be closed within thirty (30) days after the delivery or making of said agreement to purchase.

If the Developer shall fail to exercise or waive exercise of its right of first refusal within the said thirty (30) days of receipt of the Proposed Contract, Developer's right of first refusal shall be deemed to have been waived and Developer shall furnish a certificate of waiver as herein provided in subsection (B).

     (B) If the Developer shall elect to waive its right of first refusal, or shall fail to exercise said right within thirty (30) days of receipt of the Proposed contract, the Developer's waiver shall be evidenced by a certificate executed by the Developer in recordable form which shall be delivered to the Proposed Contract purchaser and may be recorded by the Owner in the Public Records of Mecklenburg County, North Carolina.

     (C) This Section shall not apply to any transfer to or sale by any national or state bank, life insurance company, federal or state savings and loan association, real estate investment trust, retirement fund or institutional mortgage company which acquires its title as a result of owning a mortgage upon the Lot concerned, and this shall be so whether the title is acquired by deed from the mortgagor or its successors in title or through foreclosure proceedings. This Section shall also not apply to any sale by any such institution which so acquires title. Neither shall this Section require the waiver by the Developer as to any transfer of title to a Lot at a duly advertised public sale with open bidding which is provided by law such as, but not limited to, execution sale, foreclosure sale, judicial sale or tax sale or any Lot upon which a building has been constructed and for which certificate of occupancy has been issued therefor.

                                   ARTICLE X
                    DEVELOPER'S RESERVED RIGHTS TO PROPERTY

     Section 10.1 Extension of Covenants and Restrictions to Include Additional Property. The Developer may, at any time, make subject to this Declaration other properties now or hereafter owned by the Developer by executing an instrument in writing applying this Declaration to such other properties and by recording the instrument in the Public Records of Mecklenburg County, North Carolina.

     Section 10.2 Withdrawal of Land. Developer may, but shall have no obligation to, withdraw at any time or from time to time portions of the land described in Exhibit "A" provided only that the withdrawal of lands as aforesaid shall not, without the joinder or consent of a majority of the members of the Association, materially increase the prorata share of expenses of the Association payable by the Owners remaining subject hereto after such withdrawal. The withdrawal of lands as aforesaid shall be made and evidenced by filing in the Public Records of Mecklenburg County, North Carolina, a supplementary Declaration with respect to the lands to be withdrawn. Developer reserves the right to so amend and supplement this Declaration without the consent or joinder of the Association or of any Owner and/or mortgagee of land in the Park.

     Section 10.3 Platting and Subdivision Restrictions. The Developer shall be entitled at any time and from time to time, to plat and/or replat all or any part of the Property, and to file subdivision restrictions and/or amendments thereto with respect to any undeveloped portion or portions of the Property.

     Section 10.4 Public Roads - Easements. The Developer reserves the right from time to time hereafter to delineate, plat, grant or reserve within the remainder of the Park not previously conveyed such public streets, roads, sidewalks, ways and appurtenances thereto, and such easements for drainage and public utilities, as it may deem necessary or desirable for the development of the Park (and from time to time to change the location of the same) free and clear of this Declaration and to dedicate the same to public use or to grant the same to any governing municipal or regulatory authority, including any appropriate public utility corporations.

                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1 Term. This Declaration, every provision hereof and every covenant, condition, restriction and reservation contained herein shall continue in full force and effect for a period of thirty (30) years from the date hereof, and shall thereafter be renewed automatically for successive five
(5) year periods unless and until terminated as provided in Section 11.2 hereof.

     Section 11.2 Termination and Modification. This Declaration, or any provision hereof, or any covenant, condition or standard contained herein, may be terminated, extended, modified or amended, as to the whole of said property or any portion thereof, with the written consent of the Owners of sixty-six and two-thirds (66 2/3%) percent of the Property then subject to this Declaration (excluding mortgagees and the holders of other security devices who are not in possession and lessees) based on the number of acres owned as compared to the total number of acres subject to this Declaration (excluding the Common Areas); provided, however, that so long as Developer owns any part/portion of the Property subject to this Declaration, no such termination, extension, modification or amendment shall be effective without the written approval of Developer. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the Public Records of Mecklenburg County, North Carolina. No such termination, extension, modification or amendment shall affect any plans, specifications or use previously approved by Developer or the ARC under Article IV hereof or any improvements theretofore or thereafter made pursuant to such approval.

     Section 11.3 Assignment of Developer's Rights and Duties. Any and all of the rights, power and reservations of the Developer herein contained may be assigned to any person, corporation or association which will assume the duties of the Developer pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Developer herein. If at any time the Developer ceases to exist and has not made such an assignment, a successor Developer may be appointed in the same manner as this Declaration may be terminated, extended, modified or amended. The Developer may from time to time delegate any or all of its rights, powers, discretion and duties hereunder to such agents as it may nominate. Any such assignment shall be in writing and recorded in the Public Records of Mecklenburg County, North Carolina. Such assignee shall thereupon have the same rights, title, powers, obligations, discretion and duties as are herein reserved to the Developer and the Developer shall automatically be released from such responsibility.

     Section 11.4 Mutuality, Reciprocity; Runs with Land. All covenants, restrictions, conditions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every Lot and other Property in favor of every other Lot and other Property; shall create reciprocal rights and obligations between all grantees of said Lot and other Property, their heirs, successors, personal representatives and assigns; and, shall, as to the Owner of each Lot, his heirs, successors, personal representatives and assigns, operate as a covenant running with the land for the benefit of all other Lots. The terms and provisions contained in this Declaration shall bind and inure to the benefit of the Developer, each Owners of additional property made subject to this Declaration and their respective heirs, successors, personal representatives and assigns.

     Section 11.5 Notices. Any notice required or permitted herein shall be in writing and mailed, postage prepaid by registered or certified mail, return receipt requested and shall be directed as follows: If intended for a Lot Owner
(A) to the address of the building Lot if improved; (B) if the Lot is not improved, to the address set forth in the purchase contract or purchase contract application; or (C) if none of the foregoing, to the last known address of the Owner. If intended for Developer, to the address as set forth below:

                               6060 St. Albans Street
                               Charlotte, North Carolina  28287

     Section 11.6 Singular and Plural. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     Section 11.7 Failure to Enforce Not a Waiver of Rights. Any waiver or failure to enforce any provision of this Declaration in a particular situation shall not be deemed a waiver or abandonment of such provision as it may apply in any other situation or to the same or a similar situation at any other location in the Park or of any other provision of this Declaration.

     Section 11.8 Condominium. No restriction contained herein shall be construed to limit or prevent a Lot and the Improvements thereon from being submitted to a plan of condominium ownership and particularly the recordation of a plan of condominium ownership for any Lot shall not be construed as constituting a subdivision of the Lot.

     Section 11.9 Constructive Notice and Acceptance. Every person who now or hereafter owns or acquires any right, title or interest in or to any portion of said property is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained in the instrument by which such person acquired an interest in said Property.

     Section 11.10 Severabilily. All of the conditions, covenants, restrictions and reservations contained in this Declaration shall be construed together, but if it shall at any time be held that any one of said conditions, covenants, restrictions and reservations, or any part thereof is invalid, or for any reason becomes unenforceable, no other conditions, covenants, restrictions and reservations or any part thereof shall be thereby affected or impaired.

     Section 11.11 Captions. The captions, section numbers and article numbers appearing in this Declaration are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles, nor in any way modify or affect this Declaration.

     IN WITNESS WHEREOF, the Developer has caused these presents to be executed as required by law on the day and year first above written.



Attest:                                   Withers Cove Associates
                                            Limited Partnership
By: /s/ Virgil H. White
    -------------------                   By: Queens Properties, Inc.
                                              Its General Partner
         Secretary
    -------------------

    (Corporate Seal)                      By:  /s/ Richard M. Porter
                                               ---------------------
                                               President
                                               ---------


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, Maryann McGarity, a Notary Public of the County and State aforesaid, certify that Virgil H. White personally came before me this day and acknowledged that he is ________ Secretary of Queens Properties, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation as managing General Partner of Withers Cove Associates Limited Partnership, the foregoing instrument was signed in its name by its ________ President, sealed with its corporate seal and attested by him as its ___________ Secretary.

WITNESS my hand and official stamp or seal, this 6th day of February, 1991.


                                                /s/ Maryann McGarity
                                                ---------------------------
                                                Notary Public


My commission expires:

My Commission Expires October 27, 1992

(SEAL)

BK: 06459 PG: 0348/ 35          #:0039       12.00
REGISTERED FEB/21/1991 09:37 AM  ANNE A. POWERS REGISTER OF DEEDS MECK. CO. N.C.

Drawn by and mail to:
Moore & Van Allen (MAD)
3000 NCNB Plaza
Charlotte, NC 28280

STATE OF NORTH CAROLINA
                                         ADDENDUM TO PROTECTIVE COVENANTS
COUNTY OF MECKLENBURG                    FOR WITHERS COVE BUSINESS PARK


THIS FIRST ADDENDUM is made as of the 12th day of February, 1991 by First Westinghouse Equities Corporation, a Delaware corporation ("Grantor"), for and on behalf of itself and its successors and assigns:

                              W I T N E S S E T H:

     WHEREAS, Grantor sold to Withers Cove Associates Limited Partnership, a Delaware limited partnership ("Developer"), certain property in Mecklenburg County, North Carolina which is now encumbered by the Protective Covenants for Withers Cove Business Park, recorded in Book 6453, Page 318, Mecklenburg County Registry (the "Declaration"); and

     WHEREAS the Declaration provides that the Developer may add additional property to this Declaration; and

     WHEREAS, Grantor contemplated the development of a business park on the property sold to Developer; and

     WHEREAS, Grantor now desires to subject a portion of its remaining property to the easements, covenants, conditions and restrictions of the Declaration.

     NOW, THEREFORE, Grantor, for and in consideration of the benefits accruing under the Declaration to its land and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby desires to subject and does subject the property described on Exhibit A attached hereto and incorporated herein by reference (the "New Property") to all the easements, covenants, conditions and restrictions under the Declaration and to all the benefits and privileges granted thereunder; provided, however, that the New Property will not be subject to the assessments required in Article VIII of the Declaration until such time as the New Property or any party thereof is owned by Developer. Grantor further covenants and agrees that:

      1. The New Property shall be added to Withers Cove Business Park and shall be forever subject and subordinate to the Declaration.

      2. Any succeeding owner of the New Property, or any part thereof, shall be entitled to all benefits granted unto

                              CONSENT OF DEVELOPER

     Withers Cove Associates Limited Partnership, a Delaware limited partnership, hereby consents, if any such consent is required, to the addition of the New Property to the privileges and controls of the Declaration and consents to the non-accessibility of the New Property.

     IN WITNESS WHEREOF, Grantor has executed this instrument under seal by duly authorized officers as of the 6th day of February, 1991.

                                       WITHERS COVE ASSOCIATES LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By:  Queens Properties, Inc., a
                                       North Carolina corporation,
                                       its managing general partner


ATTEST:                                By: /s/ Richard M. Porter
                                          ----------------------------------
                                       Title:                   President
                                             -------------------------------
/s/ Virgil H. White
------------------------
               Secretary
--------------
     (CORPORATE SEAL)




STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     I, Mary Ann McGarity, a Notary Public of the County and State aforesaid, certify that Virgil H. White personally came before me this day and acknowledged that (s)he is ___________ Secretary of Queens Properties, Inc., a North Carolina corporation, and that by authority duly given an as the act of the corporation as managing general partner of Withers Cove Associates Limited Partnership, a Delaware limited partnership, the foregoing instrument was signed in its name by its ______________ President, sealed with its corporate seal and attested by him/her as its _______________ Secretary.

     WITNESS my hand and official stamp or seal, this 6th day of February, 1991.

                                                /s/ Maryann McGarity
                                                ---------------------------
                                                Notary Public


My commission expires:

My Commission Expires October 27, 1992

(SEAL)

BK: 07234  PG: 0494/0495   #:0320             8.00

JUDITH A GIBSON REG OF DEEDS MECK NC

FILED FOR REGISTRATION 03/24/93     16:03

STATE OF NORTH CAROLINA                             AMENDMENT TO DECLARATION
                                                     OF PROTECTIVE COVENANTS
COUNTY OF MECKLENBURG                               AND RESTRICTIONS FOR WITHERS
                                                        COVE BUSINESS PARK


     THIS AMENDMENT TO DECLARATION OF PROTECTIVE COVENANTS AND RESTRICTIONS FOR WITHERS COVER BUSINESS PARK is made and entered into as of the 15th day of March, 1993, by WITHERS COVE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Developer").

                             PRELIMINARY STATEMENT

     Developer has heretofore entered into that certain Declaration of Protective Covenants and Restrictions for Withers Cove Business Park (the "Declaration") dated February 6, 1991 and recorded in Book 6453, Page 318 in the Office of the Register of Deeds for Mecklenburg County, North Carolina (the "Mecklenburg Public Registry"), as supplemented by Addendum to Protective Covenants for Withers Cove Business Park ("Addendum") dated February 12, 1991 and recorded in Book 6459, Page 348 in the Mecklenburg Public Registry. Pursuant to Section 11.2 of the Declaration, the owners of sixty-six and two-thirds percent (66 2/3%) of the Property (as defined in the Declaration) have the right to amend the Declaration. Developer is the owner of more than 66 2/3% of the Property. Developer wishes to amend the Declaration as herein provided.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Developer, for itself, its successors and assigns, does hereby amend and modify the Declaration by deleting Section 5.10 from the Declaration in its entirety and by substituting in lieu thereof the following new Section 5.10.:

      "Section 5.10 Hazardous Materials. The storage of hazardous materials shall be permitted only in strict accordance with any applicable law, ordinance, rule or regulation and any hazardous waste management plans adopted by government having legal jurisdiction over the Property."

     Except as amended hereby or in the Addendum, the Declaration shall remain in full force and effect; and, as amended hereby, the Declaration and Addendum are hereby ratified and affirmed.

Box 9                                                                  COPY

     IN WITNESS WHEREOF Developer has caused these presents to be executed as required by law on the day and year first above written.

                                   WITHERS COVE ASSOCIATES
                                   LIMITED PARTNERSHIP

ATTEST:                            By: Queen Properties, Inc.,
                                       its General Partner
/s/ Virgil H. White
-------------------
      Secretary                    By: /s/  Richard M. Porter
                                       ------------------------------
[CORPORATE SEAL]                            Richard M. Porter,
                                            President




STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     This 24th day of March, 1993, personally came before me Richard M. Porter , who being by me duly sworn, says that he is the President of Queens Properties, Inc., a general partner of WITHERS COVE ASSOCIATES LIMITED PARTNERSHIP and that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation, and that said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Richard M. Porter acknowledged the said writing to be the act and deed of said corporation.

                                             /s/  MaryAnn McGarity
                                             ----------------------------
                                             Notary Public

My commission expires: November 9, 1997

[NOTARIAL SEAL]

                                  EXHIBIT "E"

                             Permitted Encumbrances


All matters of record affecting the Property as of the date hereof, except those items that could interfere with the Permitted Use.

                                  EXHIBIT "F"

                                 LEASE GUARANTY


     In consideration of the making of that certain Lease Agreement (the "Lease") dated as of June 9, 1994, by and between TKC VI, as Landlord, and GRIFFITH MICRO SCIENCE, INC., as Tenant, and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned hereby unconditionally guarantee (i) the full and prompt payment of rent and all other sums required to be paid by Tenant under the Lease (collectively, the "Guaranteed Payments") and (ii) the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant's part to be performed (collectively, the "Guaranteed Obligations"), and the undersigned further promise to pay all of Landlord's costs and expenses (including reasonable attorney's fees actually incurred) incurred in collecting the Guaranteed Payments or successfully enforcing the Guaranteed Obligations or incurred in successfully enforcing this guaranty.

     1. Landlord may at any time and from time to time, without notice to or consent by the undersigned, take any or all of the foregoing actions without affecting or impairing the liability and obligations of the undersigned on this guaranty:

           (a) grant an extension or extensions of time of payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;

           (b) grant an indulgence or indulgences in any Guaranteed Payment or in the performance of any Guaranteed Obligation;

           (c) modify or amend the Lease or any term thereof, or any obligation of Tenant arising thereunder;

           (d) consent to any assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant;

           (e) consent to an extension or extensions of the term of the Lease;

           (f) accept other guarantors; and/or

           (g) release any person primarily or secondarily liable.

     The liability of the undersigned under this guaranty shall not be affected or impaired by any failure or delay by Landlord in enforcing any Guaranteed Payment or Guaranteed Obligation or this guaranty or any security therefor or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or Guaranteed Obligation or of any security therefor. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of Landlord, at any time, to resort to Tenant for payment or to any other guaranty or to any security or other rights and remedies, and Landlord shall have the right to enforce this guaranty irrespective of whether or not other proceedings or actions are pending or being taken seeking resort to or realization upon or from any of the foregoing. In that regard, the undersigned hereby waive the benefits of any provision of law requiring that the Landlord exhaust any right or remedy, or take any action, against the Tenant, any other guarantor, any other person or property including, but not limited to, the provisions of N.C. Gen. Stat. Section 26-7 through 26-9, inclusive, as amended or otherwise.

     2. The undersigned waive all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceptance of this guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this guaranty or any Guaranteed Payment or Guaranteed Obligation.

     3. The undersigned hereby acknowledge full and complete notice and knowledge of all the terms, conditions, covenants, obligations and agreements of the Lease.

     4. The payment by the undersigned of any amount pursuant to this guaranty shall not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of the Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.

     5. This guaranty shall be continuing, absolute and unconditional and remain in full force and effect until the date on which all Guaranteed payments are made, all Guaranteed Obligations are performed, and all obligations of the undersigned under this guaranty are fulfilled.

     6. This guaranty also shall bind the successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

     7. This guaranty shall be construed according to the laws of the State of North Carolina and shall be performed in Charlotte, Mecklenburg County, North Carolina.

     8. The obligations of each guarantor shall be joint and several, and Landlord may enforce this guaranty against either guarantor without joinder of the other guarantor hereunder.

     9. The Landlord and the undersigned intend and believe that each provision of this guaranty comports with all applicable law. However, if any provision of this guaranty is found by a court to be invalid for any reason, the remainder of this guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

     IN WITNESS WHEREOF, the undersigned have executed this guaranty this 16th day of June, 1994.

                                       GUARANTOR:

                                       GRIFFITH LABORATORIES, INC.
                                       an Illinois corporation
Attested by:



/s/ James S. Legg                  By: /s/  Joseph R. Maslick
---------------------                 ---------------------------------
Assistant Secretary                Name:    Joseph R. Maslick
---------                               -------------------------------
                                   Title:   Executive Vice President
                                         ------------------------------
     [Corporate seal]
                                   ADDRESS:   1 Griffith Center
                                           ----------------------------
                                              Alsip, Illinois  60658
                                           ----------------------------
                                              Fax: (708) 371-4783
                                           ----------------------------

                                  EXHIBIT "G"

                        SCHEDULE OF ASSIGNED WARRANTIES

                                  EXHIBIT "H"

                       SCHEDULE OF HAZARDOUS SUBSTANCES
                                USED BY TENANT

Ethylene Oxide
Propylene Oxide
Sulfuric Acid
Sodium Phosphate
Sodium Hydroxide
Sodium Sulfite
Freon-12 (dichlorodifluoromethane)
Freon-22 (chlorodifluoromethane)

                                  EXHIBIT "I"

                                BUILDING LAYOUT

              (Including all additions, modifications, deletions
             and other changes agreed to by Landlord and Tenant)



[Diagram of Building Layout]